U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

Amendment No.1

to

Form 10-SB/A

GENERAL FORM FOR REGISTRATION OF SECURITIES OF SMALL

BUSINESS ISSUERS

Under Section 12(b) or 12 (g) of the Securities Act of 1934

AMANASU TECHNOLOGIES CORPORATION

----------------------------------------------------

(Name of Small Business Issuer in its charter)

Nevada                                   98-0351508

---------                                   ---------------

State of Incorporation                  (I.R.S. Employer

Incorporation)                           I.D. Number)

701 5th Avenue, 36th Floor, Seattle, Washington 98109

-------------------------------------------

(Address of Principal executive offices)

Issuer telephone number: (206) 262-8188

Securities to be registered under Section 12 (b) of the Act:

Title of each class         Name of exchange on which

to be registered            each class is to be registered

None                              None

Securities to be registered under Section 12(g) of the Act:

Common Stock

(Title of Class)

#

PART I

ITEM 1 - DESCRIPTION OF THE BUSINESS

Company Background.

--------------------------

Amanasu Technologies Corporation (“Company”) was incorporated in the State of Nevada on December 1, 1997 under the name of Avani Manufacturing (China) Inc. The Company changed its name to Genesis Water Technology on August 17, 1999, and to Supreme Group International, Inc. on December 24, 2000. On June 7, 2001, it changed its name to Amanasu Technologies Corporation. The Company is a development stage company, and has not conducted any operations and generated any revenues since its inception.

Amanasu Corporation obtained the exclusive, worldwide rights to a high efficiency electrical motor and a high powered magnet pursuant to a licensing agreement with its inventors dated February 10, 2000. Amanasu Corporation, a Japanese company and the Company’s largest shareholder, is wholly owned by Mr. Atsushi Maki, a director of the Company. Amanasu Corporation paid the inventors the sum of $160,000, and issued to the inventors 1,000,000 shares of common stock of the Company that it received when it sub-licensed the technology to the Company, as described below. The term of the licensing agreement is 30 years, and is subject to a two percent royalty payable to the inventors on the gross receipts from the sale of products using the licensed technology. The agreement is assignable by Amanasu Corporation, provided that, the assignee assumes the other terms and conditions of the license agreement, including the payment of the two percent gross royalty to the licensors. The agreement may be terminated by inventors if the licensees or its assigns fail to cure any default within 90 days after receiving notice of such default from the licensors.

Effective March 10, 2000, Amanasu Corporation sub-licensed the technologies to the Company. Pursuant to the agreement, the Company received the exclusive, worldwide rights to the technologies, subject to the terms of the underlying license agreement. In exchange, the Company issued to Amanasu Corporation 17,000,000 shares of common stock and an option to acquire 20,000,000 shares of common stock at a price per share of $0.02. The option was exercised in October 2001. As discussed above, Amanasu Corporation assigned 1,000,000 shares of common stock of the Company to the inventors under the terms of the license agreement. In addition, under the sub-license agreement, the Company agreed to pay Amanasu Corporation the sum of $160,000, of which $100,000 has been paid, and issued an additional 6,350,000 shares of its common stock, valued at $6,350 to third parties. These shares consisted of; 2,700,000 shares to Mr. Atsushi Maki, 1,000,000 shares each of Wanxuan Lei, Shiyang Lei, and Jufang Zhang, 100,000 shares to Tokuo Goshima, 500,000 shares to Yamaguchi Takashi, and 50,000 shares to Machiaki Iwasaka. The shares issued to Wanxuan Lei, Shiyang Lei, and Jufang Zhang, who are unaffiliated with the inventors and Amanasu Corporation, were issued in exchange for product marketing services to be performed by such parties for the Company in respective countries of China, Korea, and Taiwan, as further described in Item 1 section Markets and Marketing below. Tokuo Goshima, Yamaguchi Takashi, and Machiaki Iwasaka are consultants of a Y.T. Magnet Corporation, a company owned by the inventor and a party to the license agreement with Amanasu Corporation. The shares issued to the consultants of Y.T. Magnet Corporation were issued as consideration for the Company receiving rights to the technologies from the inventor, and not for any future services to be performed by such parties to the Company. As discussed above, Mr. Maki is Amanasu Corporation’s sole shareholder, and a director and majority shareholder of the Company. The sublicense agreement subjects the Company to the terms and conditions of the original license agreement, and as a result, it is required to pay the inventors a royalty of two percent of the gross receipts from the sale of products using the technology. The term of the sub-license agreement is 30 years from the date of the agreement between the Amanasu Corporation and the inventors. However, if the Company fails to comply with any provision of the agreement after a 90-day notice period, the licensors may terminate the agreement.

The Company has valued the sub-license agreement at $160,000, which equals the cash amount paid by Amanasu Corporation to the inventors.

The Company intends to use the technologies to produce a lightweight, electrical motor scooter to compete in the emerging, light electric vehicle industry. The Company intends to manufacture and sell the motor scooter to its initial target markets of Japan, Taiwan and China, and Korea.

The Company’s business office is located at 701 5th Avenue, 36th floor, Seattle, Washington 98109, and its telephone number is (206) 262-8188.

Background of Technology.

---------------------------------

The high efficiency electrical motor and the high powered magnet technologies were developed by the principal inventor, Yasunori Takahashi. Mr. Takahashi subsequently transferred the rights to the technologies to his son, Yoshiaki Takahashi. Yoshiaki Takahashi patented the motor technology in the United States on January 19, 1999 (Patent #5,861,693) and in Canada on February 20, 2001 (Patent #2,164,745), and patented the magnet technology in the United States on November 24, 1998 (Patent # 5,480,133).

In the first half of 1996, the principal inventor entered into a distribution arrangement with a former business associate located in Taiwan, who agreed to market the scooter in Taiwan. Based on this arrangement, the inventor produced approximately 20,000 scooters at his manufacturing facility located in Japan using earlier versions of the technologies. The scooters were shipped directly to the distributor in Taiwan on a consignment basis. However, the distributor failed to pay the inventor for the delivered scooters and also failed to return the scooters. Consequently, the arrangement was terminated in late 1996. As of result of the actions of the Taiwan distributor, the inventor lacked sufficient working capital to continue to produce and market the scooter, and his operations ceased in late 1996. Following the cessation of operation until February 2000 when he entered into the licensing agreement with Amanasu Corporation as discussed above, no operations were conducted by the inventor other than to further refine the technologies.

The inventor conducted his prior operation in compliance will all governmental rules and regulations. In this regard, the inventor received approvals from the Japanese Regional Land and Transportation Bureau, and the Taiwanese Department of Finance in the Ministry of Economic Development. He also received approval from the local prefecture (government) in Tokyo for his assembly operations.

Description of Technology.

--------------------------------

The technologies sub-licensed by the Company consist of a high efficiency electric motor and a high powered magnet. Both technologies have been patented by the inventor under separate patent filings in the United States. The motor technology also was patented in Canada. The Company expects to manufacture and sell a proprietary electric motor scooter which incorporates the advantages of the two technologies. The competitive advantage of the electric motor scooter is its ability to travel longer distances between each battery recharge. In addition, the motor scooter accomplishes this travel distance with a significantly shorter battery recharge time than other electric motor scooters in the market.

Conventional electric motors convert electric energy received from a power source such as a battery to mechanical energy for use in the desired motorized application. However, the conversion efficiency, that is, the amount of energy actually converted to mechanical energy generally is reduced due to a number of factors such as motor friction and vibration, and electro-magnetic loss. This inefficient use of energy, or energy deficit, depletes the energy supply stored in the battery causing motor stoppages. Therefore, frequent battery recharging is required to maintain successive operation of a conventional electrical motor. The proprietary motor to be used by the Company supports longer motor usage intervals between battery re-charges. It also accomplishes this operation on a significantly shorter battery re-charge time. The properties of this brushless motor, exclusive of the high-powered magnet, are such that it generates electricity with the first power supply, storing it in a regenerative condenser and recycling it as electrical power. By connecting parallel condensers, it reduces consumption of electrical power. The patented magnet is a low cost, glass bonded magnet that has a magnetic force 10 times greater than a conventional ferrite magnet resulting is a substantially lower electro-magnetic loss during operation. The electric motor to be manufactured by the Company employing the combined technologies is expected to exhibit greater operational efficiencies than other conventional electric motors. The Company, in marketing its product, expects to leverage upon the operational efficiencies of its technologies, as well as to capitalize upon the growing trend towards environmentally friendly vehicles.

Description of Products.

----------------------------

The Company intends to participate in the emerging electric vehicle market by using its sub-licensed technologies to design, manufacture, and sell lightweight, electric motor scooters. The Company may expand its product line in the future to include other electronic vehicles, such as electric bicycles.

The Company’s principal product will be a lightweight motor scooter that features the Company’s proprietary electric motor. The one passenger scooter also will feature a stepless transmission, an electromotive brake, and is expected to weigh 107 kg. The Company will use an otherwise standard leaded battery. Due to the unique features of the licensed technologies, the scooter is expected to deliver improved operational efficiencies over competitive products. The motor scooter can travel 65 to 85 km on a full battery charge, at an average running speed of 30 km/hour. Battery charge time to travel these distances approximates 2 hours. These results contrast with Honda’s electric scooter (Model #A-AF36) which travels approximately 60 km at 30 km/hour. A full recharge requires approximately 8 hours. The Company recognizes there have been major barriers to widespread adoption of electric motor scooters. These barriers include higher retail pricing of electric motor scooters compared to gas-powered versions. In addition, electric motor scooters have labored under its operational limitations, such as limited travel range and lengthy battery charge time. The Company believes that its product will favorably respond to these barriers. The Company expects to competitively price its scooter with others in the marketplace. For example, despite the unique features of its motor, the Company expects its motor scooter to retail slightly higher than gas powered versions, however, at discount of between 20% to 30% to the Honda model identified above. It believes that the operational efficiencies of its scooter, that is its longer travel range and shorter charge time, will overcome some of the operational limitations that have plagued other electric scooters.

Gas powered scooters while generally an inexpensive mode of transportation, typically are powered by two-stroke engines fueled by an oil and gasoline mixture. These engines are small with compressed power, and therefore ideally suited for scooter use. However, two stroke engines are commonly identified by clouds of oily smoke trailing the engine, which evidences its major disadvantages. Two stroke engines use fuel inefficiently and, more importantly, have high pollution emissions. They generate pollution from two sources; the combustion of oil in the fuel, and the leaking of fuel through the exhaust port during engine use. In promoting its product to its targeted markets, the Company will seek to capitalize on its strong operational efficiencies of the technology compared with other electric scooters, while championing its product’s environmental advantages to gas powered versions.

Markets and Marketing.

---------------------------

Motor scooters have been one of the primary modes of transportation worldwide for many years with particular widespread use in congested cities of Europe and the Far East. Recently, motor scooter use has descended upon many cities in the United States. Scooter use in these geographical areas initially has been gas-powered models, however, in recent years electrical powered scooters have been introduced to these areas. The growth of the market for electric vehicles in the United States has been led by federal, state, and local laws aimed at reducing pollution levels from conventional gas powered vehicles, including two-stroke vehicles like motorcycles and scooters. The U.S. Energy Policy Act of 1992 provides that federal, state and public utility fleets must begin to purchase alternative fuel vehicles in 1993 with major acceleration of these purchases to begin in 1998. The State of California has mandated that 10% of all new car sales in the state must be zero emission vehicles by the year 2003, and other states have enacted similar directives. In addition, municipalities in California and Colorado are offering $250 rebates to buyers of electric vehicles. Globally, a similar effort is underway. The Republic of China seemingly has embraced electric vehicle usage. China gives buyers of electric scooters a rebate equivalent to $200 (US). During 1999, it sponsored a $12 million program to put three to five thousand electric vehicles on the road by 2000. Finally, it recently banned the licensing of new gas-powered bicycles in the cities of Shanghai and Beijing. In Europe, France has agreed to provide rebates of the additional cost of electric vehicles over conventional vehicles and is providing free parking to electric vehicles in Paris. The Company believes that the its plan of operations of manufacturing and selling electric scooters will benefit from these legislative efforts.

The Company’s strategic focus for the next 12 months is to establish a distribution network in the Pacific Rim market, principally Japan, Taiwan and China, and Korea. The Company will use independent marketing representatives to identify prospective distributors and other potential users such as local and regional governments within designated territories. Formal agreements with distributors will be negotiated with assistance from Company officers. Wanxuan Lei, Shiyang Lei, and Jufang Zhang are the Company’s independent marketing representatives for the territories of China, Korea, and Taiwan, respectively. In exchange for their services, the Company has issued 1,000,000 shares of its common stock to each party. Once an arrangement is formalized with a distributor, the marketing representative will make sales directly to the distributor, subject to a commission structure to be established by the Company. The efforts of these representatives currently are supported by the Company’s president. However, upon receipt of sufficient working capital funds as described in the Item 2 section Plan of Operations below, the Company intends to hire a vice president of sales who will be located in the Company’s Seattle office, and a regional sales manager who will be located in the Company’s Tokyo office. Once hired, the new employees will supervise and support the efforts of the marketing representatives. Mr. Maki, a director and controlling shareholder of the Company, received 2,700,000 shares of common stock to assist the Company in marketing the product in Japan, including the governmental market. During 2002, the Company has commenced its marketing activities and discussions have been initiated with distributors in Beijing and Tokyo. However, no formal arrangements have been established at this time, and the Company cannot predict the results of any current or future negotiations with distributors. The Company estimates that its marketing costs for the next 12 months will approximate $100,000, which will be used to support the efforts of its marketing representatives. These projected expenditures represent costs for printed promotional materials, product demonstrations, trade shows and exhibitions, and travel and entertainment. The Company will be required to raise funds for these marketing costs as further described in Plan of Operations.

Each distributor for the Company likely will be an existing distributor of motor scooters, and will be granted a designated territory on an exclusive basis. In order to maintain exclusivity, each distributor will be required to purchase a minimum number of scooters annually, the amount of which will be commensurate with the size of the designated territory. The Company believes that these principal markets are attractive because of the high demand for motor scooters coupled with the growing worldwide effort to limit emissions from gas-powered vehicles. The Company will seek to leverage its operating advantages to sell its products to existing scooter distributors in these territories.

Following this initial 12 month period, the Company expects to establish of a network of distributors throughout the remainder of the Pacific Rim under terms and conditions similar to its initial target markets.

Governmental Regulation.

-------------------------------

The Company expects that it will be required to receive regulatory approval to market its scooter in its initial target markets of Japan, China and Taiwan, and Korea, which may be subject to revocation, modification, or denial. The Company anticipates that either it or its distributors will apply for approval from these governmental agencies. To date, the Company has not applied to any governmental agency for a permit to market its scooter within such jurisdiction. However, due to environmental efficiencies of it motor scooter and based upon the prior operations of the principal inventor, the Company believes that it will be able to market its scooter in compliance with all governing regulations in its initial targeted markets. As stated above, the inventor conducted his prior operation in compliance will all required governmental rules and regulations, and received approvals from the Japanese Regional Land and Transportation Bureau, the Taiwanese Department of Finance in the Ministry of Economic Development, and the local (prefecture) government in Tokyo for his assembly operations.

The Company will seek to make a continuing effort to anticipate regulatory, political, and legal developments in its principal markets in the Pacific Rim that might affect its operations, but it may not be able to do so. The Company cannot predict the extent to which any legislation or regulation that may be enacted, amended, repealed, reinterpreted, or enforced in the future may affect its operations. Such actions could adversely affect the Company’s operations or impact its future financial condition or earnings.

Manufacturing And Suppliers.

-----------------------------------

The Company intends to sub-contract with an assembly facility located in Tokyo metropolitan area to assemble the motor scooter in accordance with Company specifications. The Company has not reached an agreement with any assembler at this time, however, it anticipates that it will not have difficulty in procuring a suitable assembly arrangement in the Tokyo area. Products assembled at the facility will be shipped directly to distributors in the Pacific Rim. The Company has established arrangements with component manufacturers or suppliers to provide necessary components or parts. The principal inventor will supply the proprietary motor magnet, and will assemble the motor from the manufactured components at his Tokyo factory. The non-magnet motor components will specially manufactured in accordance with Company specifications by Miyako Denki Co. and Sanwa Electronics Co., both located Tokyo. The principal inventor also will supply the battery, which will be manufactured in Beijing, China. All components will be shipped to the sub-contract facility for final assembly. The Company believes these arrangements will be sufficient to meet the Company’s production needs for the foreseeable future in its initial target markets of Japan, Taiwan and China, and Korea. The Company has not entered into any written contracts with providers of equipment or services related to the scooter. While the Company may maintain single sources for the manufacture or supply of various components, other than the motor or the magnet, it believes that other sources for such components are available if necessary. The Company will rely solely upon the inventor for the manufacture of the motor and magnet, however, the Company has the technical know-how to manufacture these products, if necessary. The inventor will supply the motor, including the magnet, and the battery at a cost equal to the actual component cost plus 10% to cover labor and overhead. The cost for all other components will be a fixed price per item. Although a formal arrangement has not been established, the Company expects that it will pay an assembler a fixed price for each assembled unit.

Competition.

---------------

The Company expects to confront intense competition in electric vehicle market. The major manufacturers in the electrical bicycle/scooter market are Honda, Suzuki, Sanyo and Yamaha which sell their products principally in the Far East and Europe. In addition, other smaller manufacturers exist in this market throughout the world. Despite the robust competition, the Company believes that it maintain certain competitive advantages in this market. Specifically, it believes that its scooter’s ability to travel longer distances on an existing charge as well the shorter charge time are important competitive advantages. In addition, the Company expects to sell its scooter at prices ranging from 20 to 30% less than a comparable product manufactured by the major manufacturers. Consequently, the Company believes due to these competitive advantages, it will be able to effectively compete in this market.

Proprietary Rights.

----------------------

Pursuant to the sub-license agreement with the Amanasu Corporation, the Company obtained the exclusive world-wide rights to the proprietary motor and magnet technologies for a period of 30 years. The Company considers the technologies and know-how as proprietary and will use a combination of trade secrets, non-disclosure agreements, license agreements, and patent laws to protect its licensed proprietary rights.

Although the Company received the exclusive worldwide rights under the sub-licensing agreement, the technology is patented only in the United States and Canada. The magnet technology was patented by the inventor in the United States in November 1998 (Patent #: 5,840,133-filed February 7, 1997) and motor technology was patented by the inventor in the United States in January 1999 (Patent #: 5,861,693-filed November 17, 1995) and in Canada in February 2001 (Patent #: 2,164,745-filed December 8, 1995). The patents expire in both the United States and Canada 20 years from the respective original filing date. The Company anticipates that it will file for patent protection in other countries prior to any marketing efforts in such country, and no other patents regarding the technologies are pending or planned.

Employees.

-------------

As of December 31, 2001, the Company’s employees consist of one officer and two administrative employees. The Company has no collective bargaining agreements with its employees and believes its relations with its employees are good.

Facilities.

-----------

The Company’s executive offices are located at 701 5th Avenue, 36th floor, Seattle, Washington. 98109. The premises are 500 square feet and are subleased from the Mr. Atsushi Maki, a director and majority shareholder of the Company, on a month to month basis at a monthly rental amount of $1,500. In addition, the Company maintains an office at 2-18 Kyobashi Chuo-ku, Tokyo, Japan 104-0031. The premises are 2,000 square feet and approximately 600 square feet are subleased by the Company from Mr. Maki rent free though the remainder of 2002.

ITEM 2.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with the Company 's Financial Statements, including the Notes thereto, appearing elsewhere in this Registration Statement.

Company Overview.

------------------------

The Company was organized on December 1, 1997. Its operations to date have been limited to obtaining the sub-license to the technology, and conducting preliminary marketing efforts.

Plan Of Operations.

-----------------------

The Company is a development stage corporation. It has not commenced its planned operations of manufacturing and marketing of a lightweight, electrical motor scooter.

In October 2001, the Company received, $46,000 from four investors and $400,000 resulting from the exercise of 20,000,000 stock options by the Company’s principal shareholder. The Company’s cash requirements for the next 12 months are estimated to be $1,000,000 which funds will be used to commence its operations. Of this amount, the Company has allocated; $600,000 for initiation and commencement of full scale assembly operations, $100,000 for marketing expenses, and the balance of funds will be used for general overhead expenses. Initiation and commencement of full scale operations represents start-up assembly costs for an assembly plant to be located in Tokyo, such as costs for special assembly machinery and special tooling for parts and supplies, and costs to produce a finished product inventory of approximately 200 scooters. Marketing expenses include costs for printed marketing materials, product demonstrations, trade shows and exhibitions, and travel and entertainment expenses for its initial targeted markets of Japan, China and Taiwan, and Korea. General working needs includes salaries payable to existing and projected staff personnel, and office overhead for its Seattle and Tokyo offices. Presently, other than the Company’s president, the Company employs two administrative assistants. Projected staff includes a vice president of sales and two other administrative assistants to be located in the Company’s Seattle office, and one regional sales manager located in the Tokyo office. In addition to the above expenditures, the Company owes Amanasu Corporation, its largest shareholder, a remaining balance of $60,000 under the sub-licensing agreement. The Company presently maintains sufficient funds to pay the remaining amount when due.

The Company expects to raise a minimum of $1,000,000 through the private placement of its common stock in the next 12 months to support its working capital needs as described above. Proceeds in excess of $1,000,000, if any, will be held in a working capital reserve to meet the working capital needs of the Company beyond the projected 12 months period. The Company has entered into discussions with a number of private investors concerning the private placement of its common stock, however, at this time it has not received commitments from any source. Although the Company is encouraged by its discussions, with such investors it cannot predict whether it will be successful in raising any capital.

The Company has no material commitments for capital at this time other than as described above. In addition, the Company does not expect to incur research and development costs within the next 12 months. The Company expects to outsource the construction of component parts of its products to third parties as well as the scooter assembly. The Company believes that it can meet product demand from the available manufacturing and assembly resources.

The Company expects to deliver its finished products within one month from order placement and will require customers to pay at least 50% of the purchase price as a down payment for each order. If the Company is successful in raising a maximum of $1,000,000, the Company believes that, this funding, along with bank borrowings, and cash flow from the sale of its products, will enable the Company to maintain its full scale operations for the next 12 months. The Company cannot predict whether or not it will be successful in its capital raising efforts, and, thus, be able to satisfy its cash requirements for the next 12 months. If the Company is unsuccessful in raising at least $1,000,000, it may not be able to complete its plan of operations as discussed above.

ITEM 3. DESCRIPTION OF PROPERTY.

The Company’s executive offices are located at 701 5th Avenue, 36th Floor, Seattle, Washington 98109. The premises are 500 square feet and are subleased from the Mr. Atsushi Maki, a director and majority shareholder of the Company, on a month to month basis commencing in fiscal 2002 at a monthly rental amount of $1,500. The Company believes that the terms of this lease agreement are consistent with market conditions in the area and are no less favorable than terms obtainable from independent third parties. In addition, the Company believes this office space will be sufficient to support its growth for the next 12 months.

The Company also maintains an office at 2-18 Kyobashi Chuo-ku, Tokyo, Japan 104-0031. The premises are 2,000 square feet and approximately 1,000 square feet is provided rent free to the Company by Mr. Maki. The rental value of these premises is estimated to be $4,000 per month. Lease terms beyond the end of 2002 have not been determined by the parties. The Company believes additional lease space at this location will be available to support its future growth.

The above agreements between the Company and Mr. Maki are oral arrangements. Other than as indicated, no other rental expenses will be charged to the Company by Mr. Maki for such periods. The conditions of both premises are good.

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

The following table identifies, as of March 31, 2002, the number and percentage of outstanding shares of common stock of the Company owned by (i) each person known to the Company who owns more than five percent of the outstanding common stock, (ii) each officer and director, and (iii) and officers and directors of the Company as a group. The following information is based upon 46,386,400 shares of common stock of the Company which are issued and outstanding as of March 31, 2002. The address for each individual below is 701 5th Avenue, 36th Floor, Seattle, Washington 98109, the address of the Company.

Title                              Name and Address             Amount and nature                Percent

of Security                   of Beneficial Owner           Beneficial Ownership(1)        of Class

------------                     ------------------------            -------------------------              ----------

Common                    Amanasu Corporation            35,000,000(2)                        75.5%

Stock                         Ark Towers, 1-3-40,

                                  Roppongi, Minatoku,

                                  Tokyo, Japan

Common                   Atsushi Maki                             40,850,000(3)                       88.1%

Stock

Common                   Lina Lei                                     40,850,000(4)                       88.1%

Stock

Common                   Charlie Lan                                     275,000                             0.6%

Stock

                                Officers and

                                Directors, as a

                                group (3 persons)                      41,125,000                              88.7%

----------------------------------------------------------------------------------------------------------

(1). “Beneficial ownership" means having or sharing, directly or indirectly (i) voting power, which includes the power to vote or to direct the voting, or (ii) investment power, which includes the power to dispose or to direct the disposition, of shares of the common stock of an issuer. The definition of beneficial ownership includes shares underlying options or warrants to purchase common stock, or other securities convertible into common stock, that currently are exercisable or convertible or that will become exercisable or convertible within 60 days. Unless otherwise indicated, the beneficial owner has sole voting and investment power.

(2). Mr. Atsushi Maki, a director of the Company, is the sole shareholder of Amanasu Corporation and is deemed the beneficial owner of such shares.

(3). Includes 5,350,000 shares of common stock held individually by Mr. Maki, 35,000,000 shares of common stock held by Amanasu Corporation, and 500,000 shares of common stock held by Mr. Maki’s wife, Lina Lei. Mr. Maki disclaims beneficial ownership of the shares held by his wife.

(4). Includes 40,350,000 shares beneficially held by Ms. Lei’s husband, Atsushi Maki. Ms. Lei disclaims beneficial ownership of the shares held by her husband.

ITEM 5. DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS.

The directors and executive officers of the Company, their ages, and the positions they hold are set forth below. The directors of the Company hold office until the next annual meeting of stockholders of the Company and until their successors in office are elected and qualified. All officers serve at the discretion of the Board of Directors.

                                                                             Director/

                                                                             Officer

Name                                 Age                            Since                       Position

-------                                 ----                             --------                      -------------

Atsushi Maki                      54                               2001                       Director

Lina Lei                              41                               2001                       Director

Charlie Lan                         43                               2001                      Chairman, President,

                                                                                                             Treasurer, and

                                                                                                              Secretary

------------------------------------------------------------------------------------------------------------

Charlie Lan has been Chairman, President, Treasurer, and Secretary of the Company since October 10, 2001. From 1998 to August 2001, Mr. Lan was the director and president of New Century Ltd., a British Columbia company providing business consulting and financial services to companies located primarily in Canada and in the Pacific Rim. From 1996 to 1998, he was Vice President of Le Heng International Corp., a Hong Kong corporation, and was responsible for marketing real estate properties intentionally. In addition, during these periods, he was involved in real estate development projects in Hong Kong and British Columbia.

Atsushi Maki has been a director since June 1, 2001. He was an officer of the Company from February 2000 to October 2001 when he resigned as President of the Company. During the past ten years, Mr. Maki has been an independent businessman involved mainly in real estate development projects in Japan. In 1995, he served as a Director of the Japan-Korea Cooperation Committee along with the former Prime Minister of Japan who acted as the Chairman of the committee. In 1999, he was responsible for establishing the Japan–China Association, a foundation for fostering better relations between the two nations. He served as a director of the association, along with the Chairman of Sony Corporation and the Honorary Chairman of Toyota Motor Corporation. Mr. Maki is also a chairman of Amanasu Energy Corporation, a reporting company under the Securities Exchange Act of 1934. Mr. Maki is the husband of Lina Lei, a director of the Company.

Lina Lei has been a director of the Company since June 1, 2001. She was an officer of the Company from June 2001 to October 2001 when she resigned as Secretary of the Company. From May 1990 to November 1999, Ms. Lei was employed by Thunder Company Ltd, Tokyo, Japan, in various capacities including as its managing director. Ms. Lei completed her university studies in Shanghai, China in 1982, and obtained a master’s degree from Hitotsubashi University in Tokyo in 1990. Ms. Lei is also a director of Amanasu Energy Corporation, a reporting company under the Securities Exchange Act of 1934. Ms. Lei is the wife of Atsushi Maki, a director of the Company and the sole shareholder of Amanasu Corporation, the Company’s largest shareholder.

ITEM 6. EXECUTIVE COMPENSATION.

The compensation for all directors and officers individually for services rendered to the Company for the fiscal year ended December 31, 2000 and 2001, respectively:

                                            SUMMARY COMPENSATION

                                                   Annual Compensation

Name and

Principal                                                               Salary              Bonus                     Other

Position                        Year                                ($)                    ($)                          ($)

---------                        --------                            ------                  ------                     -------

Atsushi Maki                2000                              -0-(1)

       -0-

-0-

Director                         2001                             -0-(1)

       -0-

-0-

Lina Lei                        2000                              -0--

      -0-

-0-

Director                         2001                             -0-(2)

      -0-

-0-

Charlie Lan                   2001                              -0-(3)

      -0-

-0-

------------------------------------------------------------------------------------------------------------

(1). Mr. Maki served as Vice President of the Company from February 2000 to June 2001 and thereafter until October 2001 served as President of the Company. He received no salary compensation for this period.

(2). Ms. Lei was a vice-president of the Company from June 2001 to October 2001 and received no salary compensation for this period.

(3). Mr. Charlie Lan was appointed Chairman, President, Treasurer, and Secretary of the Company in October 2001. He received no salary compensation for this period.

The Company and its sole officer have agreed that he will not receive any other compensation beyond year 2001 until such time as the Company reaches profitability for a full fiscal quarter. The terms of any such employment arrangement have not been determined at this time. However, until the Company reaches profitability for a full fiscal quarter, the officer has agreed to devote his full business time to the affairs of the Company. The Company did not have any other form of compensation payable to its officers or directors, including any stock option plans, stock appreciation rights, or long term incentive plan awards for the periods during the fiscal years 2000 and 2001.

The Company's directors received no fees for their services in such capacity, however, they will be reimbursed for expenses incurred by them in connection with the Company's business.

ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

Amanasu Corporation, the Company’s largest shareholder, obtained the exclusive, worldwide rights to the technologies pursuant to a licensing agreement with its inventors dated February 10, 2000. Amanasu Corporation paid the inventors the sum of $160,000, and issued to the inventors 1,000,000 shares of common stock of the Company that it received when it sub-licensed the technology to the Company, as described below.

Amanasu Corporation, thereafter, sub-licensed the technologies to Company pursuant to which the Company agreed to pay Amanasu Corporation the sum of $160,000, of which $100,000 has been paid, and issued 17,000,000 shares of its common stock and stock purchase options to acquire another 20,000,000 shares of common stock at a price per share of $0.02. The Company also agreed to issue 650,000 shares of common stock to three technical consultants of a company owned by the principal inventor, 2,700,000 common stock to Mr. Atsushi Maki, and 3,000,000 common stock to 3 other people to perform marketing services. In October 2001, Amanasu Corporation exercised its option to acquire 20,000,000 shares of common stock of the Company and paid the sum of $400,000 to the Company. The remaining balance of $60,000 payable to Amanasu Corporation is outstanding and is due upon demand. Mr. Atsushi Maki is a director and a majority shareholder of the Company and the sole shareholder of Amanasu Corporation. The Company has valued the sub-license agreement at $160,000, which equals the cash amount paid by Amanasu Corporation to the inventors.

The Company’s executive offices located in Seattle, Washington are subleased from the Mr. Atsushi Maki, a director and majority shareholder of the Company, commencing with fiscal 2002 on a month to month basis at a monthly rental amount of $1,500. The Company believes that the terms of this lease agreement are consistent with market conditions in the area and are no less favorable than terms obtainable from independent third parties. The Company offices located in Tokyo, Japan are provided rent free to the Company by Mr. Maki.

ITEM 8. DESCRIPTION OF SECURITIES.

Common Stock.

------------------

The Certificate of Incorporation of the Company authorizes the issuance of 100,000,000 shares of common stock, $.001 par value, and as of March 31, 2002, 46,386,400 shares are issued and outstanding.

The common stock carries no pre-emptive, conversion or subscription rights and is not redeemable. In addition, each share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. On matters submitted to a shareholder vote, a majority vote of shareholders is required to be actionable. Cumulative voting in the election of directors is denied. All shares of common stock are entitled to participate equally in dividends and rank equally upon liquidation. All shares of common stock when issued are fully paid and non-assessable by the Company. There are no restrictions on repurchases of common stock by the Company relating to dividend or sinking fund installment arrearage.

Preferred Stock.

------------------

The Certificate of Incorporation of the Company does not authorize the issuance of preferred stock. Any amendment of the Certificate of Incorporation to authorize the issuance of the preferred stock will require the majority vote of the shareholders.

PART II

ITEM 1.  MARKET  PRICE  OF  AND  DIVIDENDS  ON  THE  REGISTRANT'S  COMMON EQUITY  AND  RELATED  STOCKHOLDER  MATTERS.

There is no public market for the Company's equity securities. The Company intends to establish a public market for its common stock in the United States following the registration of its securities pursuant to this Form 10-SB. Following the effectiveness of this registration statement, the Company will seek a market maker to file a Form 211 application with the NASD in order for its common stock to be quoted on the over the counter bulletin board of the NASD. The application will be subject to the review and approval of NASD. As of March 31, 2002, (i) there are no outstanding warrants or options to purchase, or securities convertible into common stock of the Company and (ii) 20,000,000 shares of common stock can be sold pursuant to Rule 144. Under Rule 144, shareholders whose restricted shares meet the rule's one year holding provisions, including persons who may be deemed affiliates of the Company, may resell restricted securities in broker's transactions or directly to market makers, provided the number of shares sold in any three month period is not more than the greater of 1% of the total shares of common stock then outstanding or the average weekly trading volume for the four calendar week period immediately prior to each such sale. After a non affiliated shareholder meets the two year holding period of the rule, restricted securities may be resold without regard to the above restrictions. Restricted securities held by affiliates must continue, even after the two year holding period, to meet the resale limitations discussed above.

If and when the Company's securities are traded, the securities may likely be deemed a "penny stock". The Securities and Exchange Commission had adopted Rule 15g-9 which establishes the definition of a "penny stock," for purposes relevant to the Company, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must: (i) obtain financial information and investment experience and objectives of the person and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form, (i) sets forth the basis on which the broker or dealer made the suitability determination and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, and about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

As of March 31, 2002, there are 85 shareholders of record of the Company's common stock. Although there are no restrictions on the Company's ability to declare or pay dividends, the Company has not declared or paid any dividends since its inception.

ITEM 2. LEGAL PROCEEDINGS.

The Company is not a party to any material legal proceedings.

ITEM 3. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

None.

ITEM 4. RECENT  SALES  OF  UNREGISTERED  SECURITIES.

                           Party                                                   Amount of

Date                   Receiving Shares                                  Shares                      Consideration

----                     --------------------                                   --------                         ---------------

3-13-2000         Amanasu Corporation                       17,000,000                         License

                                                                                                                              Agreement

10-1-2001          Motohiko Sato                                           6,400                         $ 6,400

                          Mari Kakiuchi                                          10,000                          10,000

                          Junko Yamashita                                      10,000                          10,000

                          Kyoko Fujikawa                                       10,000                          10,000

10-5-2001        Amanasu Corporation                          20,000,000                    $400,000

                         Tokuo Goshima                                        100,000                       Services

                         Michiaki Iwasaka                                        50,000                       Services

                         Yamaguchi Takashi                                   500,000                      Services

                          Wanxuan Lei                                         1,000,000                      Services

                          Shiying Lei                                            1,000,000                      Services

                          Jufang Zhang                                         1,000,000                      Services

                         Atsushi Maki                                          2,700,000                      Services

All of the shares indicated above are common stock of the Company.

The services rendered by Amanasu Corporation in exchange for 17,000,000 shares of common stock related to the agreement entered into on March 10, 2000 by and between the Company and Amanasu Corporation (“Sub-License Agreement”). As provided in the Sub-License Agreement, the Company issued; (i) 1,000,0000 shares of common stock to each of Wanxuan Lei, Shiying Lei, Jufang Zhang, (ii) 650,000 shares of  common stock to the respective parties; 100,000 shares to Tokuo Goshima, 50,000 shares to Michiaki Iwasaka, and 500,000 to Yamaguchi Takashi, and (iii) 2,700,000 shares of common stock to Atsushi Maki.

The above common stock issuances were exempt from registration pursuant to Section 3(b) and 4(2) of the Securities Act of 1933, as amended (the “Act”), including Rule 504 of Regulation D promulgated under the Act and under Regulation S promulgated under the Act.

Rule 504 provides that the aggregate offering price of the securities issued during any 12 month period can not exceed $1,000,000. In addition, no advertisement or general solicitation can be used in connection with any offer or sale of securities. Each recipient of securities in each such transaction represented his or her intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and, appropriate legends were affixed to the share certificates issued in such transactions.

Regulation S provides generally that any offer or sale that occurs outside of the United States is exempt from the registration requirements of the Securities Act of 1933, provided that certain conditions are met. Regulation S has two safe harbors. One safe harbor applies to offers and sales by issuers, securities professionals involved in the distribution process pursuant to contract, their respective affiliates, and persons acting on and persons acting on behalf of any of the foregoing, and the other applies to resales by persons other than the issuer, securities professionals involved in the distribution process pursuant to contract, their respective affiliates (except certain officers and directors), and persons acting on behalf of any of the forgoing. An offer, sale or resale of securities that satisfied all conditions of the applicable safe harbor is deemed to be outside the United States as required by Regulation S. The Company has complied with the requirements of Regulation S by having no directed selling efforts made in the United States, ensuring that each persons is a non-U.S. person with address in a foreign country and having each persons made representation to the Company certifying that he or she is not a U.S. person and is not acquiring the common stock for the account or benefit of a U.S. person other than persons who purchased common stock in transactions exempt from the registration requirements of the Securities Act; and also agrees only to sell the common stock in accordance with the registration provisions of the Act or an exemption therefrom, or in accordance with the provisions of the Regulation.

Item 5. Indemnification of Directors and Officers.

The Company’s By-Laws eliminates personal liability in accordance with the Nevada Revised Statutes. Section 78.7502 of the NRS provides that a corporation may eliminate personal liability of an officer or director to the corporation or its stockholders for breach of fiduciary duty as an officer or director provided that such indemnification is limited if such party acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation.

In so far as indemnification for liability arising from the Securities Act of 1933 may be permitted to Directors, Officers or persons controlling the Company, it has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

#

                                                           Part F/S

                                                                                                                 Page

- Independent Auditors' Report                                                                F-1

- Balance Sheets as of December 31, 2001                                              F-2

- Statements of Operations and Deficit

 Accumulated During Development Stage.                                              F-3

- Statements of Changes in Stockholders’ Equity

 For the Years Ended December 31, 2001,

 December 31, 2000 and from inception to

 December 31, 2001                                                                                 F-4

- Statements of Cash Flows

 For Fiscal Year Ended December 31, 2001,

 December 31, 2000, and from inception to

 December 31, 2001.                                                                                 F-5

- Notes to Financial Statements                                                                F-6

- Balance Sheets as of March 31, 2002 and December 31, 2001             F-10

-Statements of Operations and Deficit

 Accumulated During Development Stage.

 For Quarters Ended March 31, 2002,

 March 31, 2001, and from inception to

 March 31, 2002.                                                                                      F-11

- Statements of Cash Flows

 For Quarters Ended March 31, 2002,

 March 31, 2001, and from inception to

 March 31, 2002.                                                                                      F-12

- Notes to Financial Statements                                                               F-13

#

Board of Directors

Amanasu Technologies Corporation

I have audited the accompanying balance sheet of Amanasu Technologies Corporation (a development stage company) as of December 31, 2001, and the related statements of operations and deficit accumulated during development stage, changes in stockholders’ equity, and cash flows for the years ended December 31, 2001 and 2000.  These financial statements are the responsibility of the Company management.  My responsibility is to express an opinion on these financial statements based on my audit.

I conducted the audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Amanasu Technologies Corporation as of December 31, 2001, and the results of its operations and its cash flows for the years ended December 31, 2001 and 2000 in conformity with accounting principles generally accepted in the United States of America.

/s/ Robert G. Jeffrey

ROBERT G. JEFFREY

February 19, 2002

Wayne, New Jersey

#

AMANASU TECHNOLOGIES CORPORATION

(A Development Stage Company)

BALANCE SHEET

December 31, 2001

ASSETS

Current Assets:

    Cash

$416,053

Total current assets

  416,053

Other Assets:

    Licensing agreement

  160,000

        Less, accumulated amortization

      9,412

Total other assets

  150,588

Total Assets

$566,641

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:

    Amount due for licensing agreement

$160,000

Total current liabilities

  160,000

Stockholders’ Equity:

    Common stock:  authorized 100,000,000 shares

        of $.001 par value; 46,386,400 issued and

        outstanding

    46,386

    Additional paid in capital

  401,014

    Deficit accumulated during development stage

   (40,759)

Total stockholders’ equity

  406,641

Total Liabilities and Stockholders’ Equity

$566,641

The accompanying notes are an integral part of these financial statements.

AMANASU TECHNOLOGIES CORPORATION

(A Development State Company)

STATEMENTS OF OPERATIONS AND DEFICIT

ACCUMULATED DURING DEVELOPMENT STAGE

         December 1, 1997

      Year

 Year

         (Date of Inception)

      2001

 2000

     To December 31, 2001

Revenue

   $     -

$    -

      $     -

Expenses

      39,459

      -

          40,759

Loss accumulated

    during development

    stage

   $(39,459)

$    -

      $(40,759)

Net loss per share –

    Basic and Diluted

   $      -

$    -

The accompanying notes are an integral part of these financial statements.

#

AMANASU TECHNOLOGIES CORPORATION

(A Development Stage Company)

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

For the Periods Ended December 31, 2001 and 2000

Deficit Accumulated

      Common Stock

   Additional

          During

Shares

Amount

Paid in Capital

Development Stage

    Total

Balance December 31, 1999

  3,000,000

$    3,000

    $    (1,600)

        $   (1,300)

$         100

Shares issued as fees connected

    with acquisition of

    licensing agreement

17,000,000

    17,000

       (17,000)

    -

         -

             Balance, December 31, 2000

20,000,000

    20,000

       (18,600)

            (1,300)

           100

Shares issued as fees connected

    with acquisition of

    licensing agreement

  6,350,000

      6,350

          (6,350)

        -

Shares issued on exercise of option

20,000,000

    20,000

       380,000

   400,000

Shares issued to investors

       36,400

           36

         45,964

     46,000

Net loss for the period

          (39,459)

   (39,459)

Balance, December 31, 2001

46,386,400

  $46,386

     $401,014

        $(40,759)

$406,641

The accompanying notes are an integral part of these financial statements.

AMANASU TECHNOLOGIES CORPORATION

(A Development State Company)

STATEMENTS OF CASH FLOWS

          December 1, 1997

        Year

          Year

         (Date of Inception)

        2001                       2000                 To December 31,2001

CASH FLOWS FROM OPERATIONS:

Net loss

      $(39,459)

      $     -

  $(40,759)

Charges not requiring the outlay of cash:

     Amortization

           9,412

       9,412

     Services provided for common stock

             -

             -

       1,300

Net Cash Provided By

    Operating Activities

        (30,047)

             -

    (30,047)

CASH FLOWS FROM INVESTING

   ACTIVITIES

             -

             -

        -

CASH FLOWS FROM FINANCING

   ACTIVITIES:

    Issuances of common stock

        446,100

             -

  446,100

Net Cash Provided By

    Financing Activities

      $446,100

             -

$446,100

Cash balance, beginning of period

              -

             -

         -

Cash balance, end of period

     $416,053

     $      -

              $416,053

The accompanying notes are an integral part of these financial statements.

AMANASU TECHNOLOGIES CORPORATION

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

December 31, 2001

1.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization of Company

The Company was formed December 1, 1997, as Avani Manufacturing (China), Inc.  The name was changed to Genesis Water Technologies, Inc. on August 17, 1999, and to Supreme Group International, Inc. on December 24, 2000.  The present name was adopted May 30, 2001.

Business

The Company has acquired worldwide licensing rights for certain patented magnetic and power generating technology.  It is the intention of the Company to license these rights for use by others.

Development Stage Accounting

The Company is a development stage company, as defined in Financial Accounting Standards (FAS) Statement No. 7.  Generally accepted accounting principles that apply to established operating enterprises govern the recognition of revenue by a development stage enterprise and the accounting for costs and expenses.  From inception to December 31, 2001, the Company has been in the development stage and all its efforts have been devoted to obtaining worldwide licensing rights to the technology which is described above.  No revenue had been realized through December 31, 2001.

Basis Of Presentation

The Company has incurred losses from inception to December 31, 2001 of $31,347.  Capital was raised in the amount of $446,000 in 2001 through the issuance of 20,036,400 shares of common stock.  This is expected to provide adequate financing to allow the Company to begin using its licensing rights.

Cash

For purposes of the statements of cash flows, the Company considers all short term debt securities purchased with a maturity of three months or less to be cash equivalents.

Fixed Assets

Fixed assets, when acquired, will be recorded at cost.  Depreciation will be computed using accelerated methods, with lives of seven years for furniture and equipment and five years for computers and automobiles.

Intangible Assets

Intangible assets are recorded at cost.  Amortization is provided by straight line methods, using a life of 17 years for the sub-licensing agreement, which is based on the life of the underlying patent.

AMANASU TECHNOLOGIES CORPORATION

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

December 31, 2001

1.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

Sub-Licensing Agreement

During the year 2000, the Company acquired the world-wide licensing rights for certain patented magnetic and power generating technology from a corporation which is the majority owner of Company stock.  As consideration for this agreement, the Company paid the following to this corporation:  17,000,000 shares of common stock which were issued during the year 2000; an option for an additional 20,000,000 shares of common stock, with an option price of $.02 per share; and the Company obligated itself to pay $160,000.  The amount has not been paid and is due on demand.  An additional 6,350,000 shares of common stock were issued during 2001 in connection with the acquisition of the licensing agreement, 2,700,000 of which were issued to the sole shareholder of the corporation from which the sub-licensing agreement was acquired. He also is the controlling shareholder of the Company. A value of $160,000 has been assigned to this intangible asset (licensing rights).

Income Taxes

Deferred income taxes are recorded to reflect the tax consequences or benefits to future years of any temporary differences between the tax basis of assets and liabilities, and of net operating loss carryforwards.

Use Of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.  Actual results could differ from those estimated.

Advertising Costs

The Company will expense advertising costs when the advertisement occurs.  There has been no spending thus far on advertising.

Segment Reporting

Management will treat the operations of the Company as one segment.

AMANASU TECHNOLOGIES CORPORATION

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

December 31, 2001

2.

RELATED PARTY TRANSACTIONS

Awards of common stock and a cash payment to related parties are described in Note 1, under “Sub-Licensing Agreement.”

3.

EXPENSES

Expenses consist of consulting services, bank charges, and amortization of the sub-licensing agreement.

4.

INCOME TAXES

The Company has experienced losses since its inception which have totaled $31,347.  As a result, it has incurred no Federal income tax.  The Internal Revenue Code allows net operating losses (NOL’s) to be carried forward and applied against future profits for a period of twenty years.  The potential benefit of the NOL has been recognized on the books of the Company, but it has been offset by a valuation allowance.  If not used, the NOL carryforward will expire in the year 2021.

Under Statement of Financial Accounting Standards No. 109, recognition of deferred tax assets is permitted unless it is more likely than not that the assets will not be realized.  The Company has recorded noncurrent deferred tax assets as follows:

Deferred Tax Assets

$10,658

Valuation Allowance

  10,658

    Balance Recognized

$    -

AMANASU TECHNOLOGIES CORPORATION

(A Development Stage Company)

NOTE TO FINANCIAL STATEMENTS

December 31, 2001

5.

EARNINGS PER SHARE

Year 2000

          Net

    Average Shares

         Per Share

         Loss

      Outstanding

          Amount

Results of operations

    allocable to common

    shareholders

       $     -

        17,166,166

$   -

Year 2001

Loss allocable to

    common shareholders   $(39,459)

         28,596,600

$   -

Options to purchase common stock were outstanding at the end of 2000 but were not included in the computation of earnings per share because such inclusion would have an antidilutive effect.

6.

RENTALS UNDER OPERATING LEASES

The Company has made its offices in temporary quarters which are rented on a month to month basis.  No obligation for rent had been incurred through December 31, 2001

7.

SUPPLEMENTAL DISCLOSURES OF CASH FLOWS INFORMATION

There was no cash paid for interest or income taxes during either of the periods presented.

The following non-cash financing and investing activity occurred during the year 2000 and 2001:

As consideration for the acquisition of the licensing agreement, the Company issued 17,000,000 shares of its common stock during 2000, and obligated itself to make a $160,000 payment by December 31, 2001.  The payment has not been made and is now due on demand.  An additional 6,350,000 shares were issued during 2001, as part of the consideration for the licensing agreement.

#

AMANASU TECHNOLOGIES CORPORATION

(A Development Stage Company)

BALANCE SHEETS

(Unaudited)

ASSETS

        March 31, 2002

      December 31,2001

Current Assets:

    Cash

$308,053

$416,053

Total current assets

  308,053

  416,053

Other Assets:

    Licensing agreement

  160,000

  160,000

        Less, accumulated amortization

    11,765

      9,412

Total other assets

  148,235

  150,588

Total Assets

$456,288

$566,641

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:

    Amount due for licensing agreement

$  60,000

$160,000

Total current liabilities

    60,000

  160,000

Stockholders’ Equity:

    Common stock:  authorized 100,000,000 shares

        of $.001 par value; issued and outstanding –

 46,396,400 and 46,386,400, respectively

    46,396

    46,386

    Additional paid in capital

  411,004

  401,014

    Deficit accumulated during development stage

   (61,112)

   (40,759)

Total stockholders’ equity

  396,288

  406,641

Total Liabilities and Stockholders’ Equity

$456,288

$566,641

The accompanying notes are an integral part of these financial statements.

AMANASU TECHNOLOGIES CORPORATION

(A Development State Company)

STATEMENTS OF OPERATIONS AND DEFICIT

ACCUMULATED DURING DEVELOPMENT STAGE

(Unaudited)

      Quarters Ended March 31,

         December 1, 1997

         (Date of Inception)

      2002

2001

         To March 31, 2002

Revenue:

    Interest income

   $      418

$    -

      $      418

Expenses

      20,771

   2,353

          61,530

Loss accumulated

    during development

    stage

   $(20,353)

$(2,353)

      $(61,112)

Net loss per share –

    Basic and Diluted

   $      -

$    -

The accompanying notes are an integral part of these financial statements.

AMANASU TECHNOLOGIES CORPORATION

(A Development State Company)

STATEMENTS OF CASH FLOWS

(Unaudited)

         December 1, 1997

      Quarters Ended March 31,

         (Date of Inception)

        2002                       2001                    To March 31,2002

CASH FLOWS FROM OPERATIONS:

Net loss

      $  (20,353)

      $(2,353)

  $  (61,112)

Charges not requiring the outlay of cash:

     Amortization

             2,353

         2,353

       11,765

     Services provided for common stock

               -

             -

         1,300

Net Cash Consumed By

    Operating Activities

          (18,000)

             -

      (48,047)

CASH FLOWS FROM INVESTING

   ACTIVITIES

Acquisition of licensing agreement

        (100,000)

             -

   (100,000)

Net Cash Consumed By

    Investing Activities

        (100,000)

             -

   (100,000)

CASH FLOWS FROM FINANCING

   ACTIVITIES:

    Issuances of common stock

           10,000

             -

   456,100

Net Cash Provided By

    Financing Activities

           10,000

             -

   456,100

Net Change In Cash

        (108,000)

             -

   308,053

Cash balance, beginning of period

         416,053

             -

         -

Cash balance, end of period

      $ 308,053

     $       -

              $ 308,053

The accompanying notes are an integral part of these financial statements.

AMANASU TECHNOLOGIES CORPORATION

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

March 31, 2002

(Unaudited)

1.

BASIS OF PRESENTATION

The unaudited interim financial statements of Amanasu Technology Corporation (“the Company”) as of March 31, 2002 and for the three month periods ended March 31, 2002 and 2001 have been prepared in accordance with generally accepted accounting principles.  In the opinion of management, such information contains all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results for such periods.  The results of operations for the quarter ended March 31, 2002  are not necessarily indicative of the results to be expected for the full fiscal year ending December 31, 2002.

Certain information and disclosures normally included in the notes to financial statements have been condensed or omitted as permitted by the rules and regulations of the Securities and Exchange Commission, although the Company believes the disclosure is adequate to make the information presented not misleading.  The accompanying unaudited financial statements should be read in conjunction with the financial statements of the Company for the year ended December 31, 2001.

PART   III

Exhibit                                 Description

3(i)(a)          Articles of Incorporation of the Company.

3(i)(b)         Certificate of Amendment to Articles of Incorporation.

3(i)(c)         Certificate of Amendment to Articles of Incorporation.

3(i)(d)         Certificate of Amendment to Articles of Incorporation.

3(ii)(a)        Amended and Restated By – Laws of the Company.

10(i)          License agreement between the Company and Yasunori Takahashi, Yoshiaki  Takahashi and Y.T. Magnet Corporation, dated February 10, 2000.

10(ii)           Agreement between Family Corporation and the Company dated March 10, 2000.

#

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Form 10–SB to be signed on its behalf by the undersigned, thereunto duly authorized.

AMANASU TECHNOLOGIES CORPORATION

/s/ Charlies Lan

Charlie Lan

Chairman, President and                                                         June 21, 2002

Chief Financial Officer

#

EXHIBIT INDEX

Exhibit                                 Description

3(i)(a)          Articles of Incorporation of the Company.

3(i)(b)         Certificate of Amendment to Articles of Incorporation.

3(i)(c)         Certificate of Amendment to Articles of Incorporation.

3(i)(d)         Certificate of Amendment to Articles of Incorporation.

3(ii)(a)        Amended and Restated By – Laws of the Company.

10(i)          License agreement between the Company and Yasunori Takahashi, Yoshiaki  Takahashi and Y.T. Magnet Corporation, dated February 10, 2000.

10(ii)           Agreement between Family Corporation and the Company dated March 10, 2000.

#

EXHIBIT 3(1)(a)

Articles of Incorporation

(Pursuant to NRS 78)

STATE OF NEVADA

SEAL

STATE OF NEVADA

Secretary of State

1. NAME OF CORPORATION:  Avani Manufacturing (China) Inc.

2. RESIDENT AGENT:

Name of Residing Agent:  The Corporation Trust Company of Nevada.

Street Address:  One East First Street, Reno, Nevada, 89501.

3. SHARES:

Number of shares with par value: 100,000,000  Par Value: .001

4. GOVERNING BOARD:  Shall be styled as Directors.

The FIRST BOARD OF DIRECTORS shall consist of one (1) members and the names and addresses are as follows:

Tomo Huang   328 Fawcett Road, Vancouver, BC V3K 6V3

5. PURPOSE:  The purpose of the corporation shall be:

6.

OTHER MATTERS:  Any other matters to be included in these articles may be noted on separate pages and incorporated by reference herein as a part of these articles: Number of pages attached ______.

7.

SIGNATURES OF INCORPORATORS: The names and addresses of each of the incorporators signing the articles: (signature must be notarized)

Jack C. Coakly

Scot Ferraro

Name

Name

520 Pike St., Seattle, WA  98101 520 Pike St., Seattle, WA  98101

Address

Address

 /s/Jack C. Coakly

/s/ S. Ferraro

Signature

Signature

This instrument was acknowledged               This instrument was acknowledged

before me on 11/26/97.                   before me on 11/26/97.

/s/ D. McPhearson                              /s/ D. McPhearson

Dawn R. McPhearson   Notary Public             Dawn R. McPhearson   Notary Public

8. CERTIFICATE OF ACCEPTANCE OF APPOINTMENT OF RESIDENT AGENT

  The Corporation Trust Company of Nevada hereby accept appointment as Resident Agent for the above named corporation.

   The Corporation Trust Company of Nevada

  /s/Jack Caskey

  11/29/97

        Jack Caskey

     Date

EXHIBIT 3(i)(b)

Filed

In the Office of the Secretary of State

STATE OF NEVADA

Sep 03 1999

Dean Heller

Secretary of State

                 CERTIFICATE OF AMENDMENT TO

                ARTICLES OF INCORPORATION

(Pursuant to NRS 78.385 and 78.390–After issuance of stock)

                     -Remit in Duplicate-

1. Name of Corporation: AVANI MANUFACTURING (CHINA) INC.

2. The articles have been amended as follows:

- the name of the company is now changed to GENESIS WATER TECHNOLOGIES INC.

-the authorized capital is increase from 5,000,000 common shares with par value per share of $0.001, to 70,000,000 common shares with par value of $0.001.

-the new resident agent is Agency Services of Nevada, located at 245 E Liberty St., Suite 200, Reno, Nevada 89501.

3. The vote by which stockholders holding shares in the corporation entitling them to exercise a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or may be required by the provisions of he articles of incorporation in favour of the amendment is 100%

4. Signatures

/s/Peter Khean

President

/s/ Peter Khean

Secretary

Dated: the 17th day of August, 1999

#

EXHIBIT 3(i)(c)

Filed

In the Office of the Secretary of State

STATE OF NEVADA

Dec 28 2000

C26787-97

Dean Heller

Secretary of State

                 CERTIFICATE OF AMENDMENT TO

                ARTICLES OF INCORPORATION

(Pursuant to NRS 78.385 and 78.390–After issuance of stock)

                     -Remit in Duplicate-

1. Name of Corporation: GENESIS WATER TECHNOLOGIES INC.

2. The articles have been amended as follows:

- the name of the company is now changed to SUPREME GROUP INTERNATIONAL INC.

.

-the authorized capital is increase from 65,000,000 common shares with par value per share of $0.001, and 5,000,000 Preferred shares with a par value per share of $0.001 to 100,000,000 Common shares with par value of $0.001.

3. The vote by which stockholders holding shares in the corporation entitling them to exercise a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or may be required by the provisions of he articles of incorporation in favour of the amendment is: greater than 60%.

4. Signatures

/s/Peter Khean

/s/ Peter Khean

President

Secretary

#

EXHIBIT 3(i)(d)

FILED# C26787-97

Jun 07, 2001

C26787-97

In the Office of the Secretary of State

Dean Heller

Secretary of State

                 CERTIFICATE OF AMENDMENT TO

                ARTICLES OF INCORPORATION

(Pursuant to NRS 78.385 and 78.390–After issuance of stock)

                     -Remit in Duplicate-

1. Name of Corporation: SUPREME GROUP INTERNATIONAL INC.

2. The articles have been amended as follows:

- the name of the company is now changed to AMANASU TECHNOLOGIES CORPORATION.

3. The vote by which stockholders holding shares in the corporation entitling them to exercise a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or may be required by the provisions of he articles of incorporation in favour of the amendment is: greater than 51%

4. Signatures

/s/Peter Khean

/s/ Peter Khean

President

Secretary

Dated: the 30th day of May 2001.

#

EXHIBIT 3(ii)(a)

AMENDED AND RESTATED

BY-LAWS

OF

AMANASU  TECHNOLOGIES  CORPORATION

 * * *

ARTICLE I

OFFICES

SECTION 1. Principal Office and Registered Office. The principal office of the corporation shall be located at Suite 212 – 955 West Broadway, Vancouver, British Columbia, Canada V5Z 1K3 or such other office of the Company as may be designated from time to time by the Board of Directors. The registered office in the State of Nevada  shall be Suite 200 – 245 Liberty Street, Reno, Nevada 89501.

SECTION 2. Other Offices. The Corporation may have other offices also at such other place or places, either within or without the State of Nevada, as may be designated from time to time by the Board of Directors, where any and all business of the Corporation may be transacted, and where meetings of the shareholders and of the Directors may be held with the same effect as though done or held at said principal office.

ARTICLE II

MEETING OF SHAREHOLDERS

SECTION 1. Annual Meetings. The annual meeting of the shareholders, commencing with the year 2001, shall be held at the principal office of the Corporation, or at such other place as may be specified or fixed in the notice of such meetings in March of each and every year, or at such other time as the Corporation's Board of Directors shall specify for such purpose (but in no event later than seven months after the close of the Corporation's fiscal year), for the election of directors and for the transaction of such other business as may properly come before such meeting.

SECTION 2. Notice of Annual Meeting. Unless notice is waived by a simple majority of shareholders, the Secretary shall mail, in the manner provided in Section 5 of Article II of these Bylaws, or deliver a written or printed notice of each annual meeting to each shareholder of record, entitled to vote thereat at least ten and no more than sixty days before the date of such meeting.

SECTION 3. Place of Meeting. The Board of Directors may designate any place either within or without the State of Nevada as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors, A waiver of notice signed by a simple majority of the shareholders may designate any place either within or without the State of Nevada, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be decided by the board of directors.

SECTION 4. Special Meetings. Special meetings of the shareholders shall be held at the principal office of the Corporation or at such other place as shall be specified or fixed in a notice thereof. Such meetings of the shareholders may be called at any time by the President or Secretary, or by a majority of the Board of Directors then in office, and shall be called by the President with or without Board approval on the written request of the holders of record of at least a simple majority of the number of shares of the Corporation then outstanding and entitled to vote, which written request shall state the object of such meeting.

SECTION 5. Notice of Meetings. Unless notice is waived by a simple majority of the shareholders, written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose of purposes for which the meeting is called, shall be delivered not less than ten no more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the President or the Secretary to each shareholder of record entitled to vote at  meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the records of the Corporation, with postage prepaid. Any shareholder may at any time, by a duly signed statement in writing to that effect, waive any statutory or other notice of any meeting, whether such statement be signed before or after such meeting.

SECTION 6. Meeting Without Notice. If a simple majority of the shareholders shall meet at any time and place, either within or without the State of Nevada. and consent to the holding of the meeting at such time and place, such meeting shall be valid without call or notice and at such meeting any corporate action may be taken.

SECTION 7. Quorum. At all stockholders' meetings, the presence in person or by proxy of the holders of a majority of the outstanding stock entitled to vote shall be necessary to constitute a quorum for the transaction of business, but a lesser number may adjourn to some future time not less than seven nor more than twenty-one days later, and the Secretary shall thereupon give at least three days notice by mail to each shareholder entitled to vote who is absent from such meeting.

SECTION 8. Mode of Voting. At all meetings of the shareholders, the voting may be voice vote, but any qualified voter may demand a stock vote whereupon such stock vote shall be taken by ballot, each of which shall state the name of the shareholder voting and the number of shares voted by such shareholder and, if such ballot be cast by proxy, it shall also state the name of such proxy; provided, however, that the mode of voting prescribed by statute for any particular case shall be in such case followed.

SECTION 9. Proxies. At any meeting of the shareholders, any shareholder may be represented and vote by a proxy or proxies appointed by an instrument in writing. In the event any such instrument in writing shall designate two or more persons to act as proxies, a majority of such persons present at the meeting, or, if only one shall be present, then that one shall have and may exercise all of the powers conferred by such written instrument upon all of the persons designated unless the instrument shall otherwise provide. No such proxy shall be valid after the expiration of six months from the date of its execution, unless coupled with an interest, or unless the person executing it specified therein the length of time for which it is to continue in force, which in no case shall exceed seven years from the date of execution. Subject to the above, any proxy duly executed is not revoked and continues in full force and effect until an instrument revoking it or a duly executed proxy bearing a later date is filed with the Secretary of the Corporation. At no time shall any proxy be valid which shall be filed 1ess than ten (10) hours before the commencement of the meeting,

SECTION 10. Voting Lists. The officer or agent in charge of the transfer books for shares of the corporation shall make, at least three days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order with the number of shares held by each, which list for a period of two days prior to such meeting shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder at any time during the whole time of the meeting. The original share ledger or transfer book, or duplicate thereof, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of shareholder.

Shares standing in the name of a deceased person may be voted by his administrator or executor, either in person or by proxy. Shares standing in the name of a guardian, conservator or trustee may be voted by such fiduciary either in person or by proxy, but no guardian, conservator, or trustee shall be entitled, as such fiduciary to vote shares held by such person without a transfer of such shares into his name.

Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court at which such receiver was appointed.

A shareholder whose shares are pledged shall be entitled to vote such shares until shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

Shares of its own stock belonging to the corporation shall not be voted, directly or indirectly at any meeting and shall not be counted in determining the total number of outstanding shares at any time, but shares of its own stock held by it in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares at any given time.

SECTION 11. Closing Transfer Books or Fixing of Record Date. For the purpose of determining shareholders entitled to notice or to vote at any meeting of shareholders, the Board of Directors of the Corporation may provide that the stock transfer books be closed for a stated period but not to exceed in any case sixty (60) days before such determination. If the stock transfer books be closed for the purpose of determining shareholders entitled to notice of a meeting of shareholders, such books shall be closed for at least fifteen days immediately, preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix, in advance, a date in any case to be not more than sixty (60) days, nor less than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for determination of shareholders entitled to notice of a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

SECTION 12. Voting of Shares. Subject to the provisions of Section 14 of this Article, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to vote at a meeting of shareholders.

SECTION 13. Voting of Shares by Certain Holders. Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the Bylaws of such corporation may prescribe, or, in the absence of such provisions, as the Board of Directors of such corporation may determine.

Shares standing in the name of a deceased person may be voted by his administrator or executor, either in person or by proxy. Shares standing in the name of a guardian, conservator or trustee may be voted by such fiduciary either in person or by proxy, but no guardian, conservator, or trustee shall be entitled, as such fiduciary, to vote shares held by him without a transfer of such shares into his name.

Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the Control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court at which such receiver was appointed.

A shareholder whose shares are pledged shall be entitled to vote such shares until shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred .

Shares of its own stock belonging to this corporation shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any time, but shares of its own stock held by it in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares at any given time.

SECTION 14. Informal Action by Shareholders. Any action required to be taken at meeting of the shareholders or any other action which may he taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by a simple majority of the shareholders entitled to vote.

ARTICLE III

DIRECTORS

SECTION 1. General Powers. The Board of Directors shall have the control and general management of the affairs and business of the Corporation. Such directors shall in all cases act as a Board, regularly convened, by a majority, and they may adopt such rules and regulations for the conduct of their meetings and the management of the Corporation, as they may deem proper, not inconsistent with these Bylaws, the Articles of Incorporation and the laws of the State of Nevada. The Board of Directors shall further have the right to delegate certain other powers to the Executive Committee as provided in these Bylaws.

SECTION 2. The Number Of Directors. The affairs and business of this Corporation shall be managed by a Board of Directors consisting of at least two (2) members and no more then seven (7) members.  Unless and until changed by resolution of the Board of Directors in accordance with these Bylaws, the number of Directors shall be set at two (2) for purposes of the Corporation's initial and continuing Board of Directors. Each Director shall be of legal (18 years) age.

SECTION 3. Election. The Directors of the Corporation shall be elected at the annual meeting of the shareholders, except as hereinafter otherwise provided for the filling of vacancies. Each director shall hold office for a term of one year and until his successor shall have been duly chosen and qualified, or until his death, or until he shall resign or shall have been removed in the manner hereinafter provided.

SECTION 4. Vacancies in the Board. Any vacancy in the Board of Directors occurring during the year through death, resignation, removal or other cause, including vacancies caused by an increase in the number of Directors, shall be filled for the unexpired portion by the remaining Directors, if they constitute a quorum, at any special meeting of the Board called for that purpose, or at any regular meeting thereof; provided, however, that in the event the remaining directors do not represent a quorum of the number set forth in Section 2 hereof, a majority of such remaining Directors may elect directors to fill any vacancies then existing.

SECTION 5. Directors Meetings. The annual meeting of the Board of Directors shall be held each year immediately following the annual meeting of the shareholders. Other regular meetings of the Board of Directors shall be held from time to time as prescribed by resolution of the Board of Directors. No further notice of such annual or regular meeting of the Board of Directors need be given.

SECTION 6. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President or any Director. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Nevada, as the place for holding any special meeting of the Board of Directors called by them.

SECTION 7. Notice. Notice of any special meeting shall be given at least twenty-four hours previous thereto by written notice if personally delivered, or five days previous thereto if mailed to each director at his business address, or by facsimile transmission if receipt of such notice is confirmed by such transmitting facsimile machine. If mailed, such notice shall be deemed to have been delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice is given by facsimile transmission, such notice shall be deemed to be delivered when the notice is confirmed to have been received by the facsimile number to which it is transmitted. Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or, convened.

SECTION 8. Chairman. At all meetings of the Board of Directors, if the President of the Corporation is a member of the Board of Directors then such President shall serve as Chairman of the meeting, or in event that the President is not a member of the Board of Directors or is absent from the meeting, or if a majority of the Directors elect to do so, the directors present shall choose by majority vote a director to preside as Chairman of the Board of Directors for such meeting.

SECTION 9. Quorum and Manner of Acting. A majority of the Directors, whose number is designated in Section 2 herein, shall constitute a quorum for the transaction of business at any meeting and the act of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, the majority of the Directors present may adjourn any meeting from time to time until a quorum be had. Notice of any adjourned meeting need not be given. The Directors shall act only as a Board and the individual directors shall have no power as such.

SECTION 10. Removal of Directors. Any one or more of the Directors may be removed either with or without cause at any time by the vote or written consent of a simple majority of the shareholders of the issued and outstanding capital stock entitled to voting power.

SECTION 11.  Voting. At all meetings of the Board of Directors, each Director is to have one vote, irrespective of the number of shares of the Corporation's stock that he may hold.

SECTION 12. Compensation. By resolution of the Board of Directors, the Directors may be paid their expenses, if any, of attendance at each meeting of the Board, and may be paid a fixed sum for attendance at meetings or a stated salary of Directors. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

SECTION 13. Presumption of Assent. A Director of the Corporation who is present, at a meeting of the Board of Directors at which action on any corporate matter is taken, shall be conclusively presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by certified or registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

SECTION 14. Action By Unanimous Written Consent. Any action required to be taken at a meeting of the Board of Directors, or any other action which may he taken at a meeting of the Board, may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the Directors of the Corporation.

ARTICLE IV

OFFICERS

SECTION 1. Number. The officers of the Corporation shall be a President, Treasurer and a Secretary and such other or subordinate officers as the Board of Directors may from time to time designate and elect. One person may hold the office and perform the duties of one or more of said offices. No officer need be a member of the Board of Directors.

SECTION 2. Election, Term of Office, Qualifications. The officers of the Corporation shall be chosen by the Board of Directors and they shall be elected annually at the meeting of the Board of Directors held immediately after each annual meeting of the shareholders except as hereinafter otherwise provided for filling vacancies. Each officer shall hold office until a successor has been duly chosen and qualified, or until death, or until resignation or removal from office in the manner hereinafter provided.

SECTION 3. Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors at any time whenever in its judgment the best interests of the Corporation would be served thereby, and such removal shall be without prejudice to the contract rights, if any, of the person so removed.

SECTION 4. Vacancies. All vacancies in any office shall be filled by the Board of Directors without undue delay, at any regular meeting or at a meeting specially called for that purpose.

SECTION 5. The President. The President shall be, unless the Board of Directors designates and elects a person to serve as the Corporation's chief executive officer and specifies by special resolution the duties and responsibilities of such office, the chief executive officer of the Corporation and shall have general supervision over the business of the Corporation and over its several officers, subject, however, to the control of the Board of Directors.  The President may sign, with the Treasurer or with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the capital stock of the Corporation; may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments authorized by the Board of Directors, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation; and in general shall perform all duties incident to the duties of the President, and such other duties as from time to time may be assigned to him by the Board of Directors.

SECTION 6. Vice President. In the absence of the President or in the event of his death, inability or refusal to act, the Vice-President, or in the event there be more than one Vice-President, the Vice Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice-President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the Corporation; and shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

SECTION 7. Treasurer. The Treasurer shall have the care and custody of all the funds and securities of the Corporation and deposit the same in the name of the Corporation in such bank or trust Company as the Board of Directors may designate: the Treasurer may sign or countersign all checks, drafts and orders for the payment of money and may payout and dispose of same under the direction of the Board of Directors, and may sign or countersign all notes or other obligations of indebtedness of the Corporation; such person may sign with the President or Vice President, certificates for shares of stock of the Corporation; such person shall at all reasonable times exhibit the books and accounts to any director of the Corporation; and such person shall, in general, perform all duties as from time to time may be assigned to such person by the President or by the Board of Directors. The Board of Directors may at its discretion require that each officer authorized to disburse the funds of the Corporation be bonded in such amount as it may deem adequate.

SECTION 8. Secretary. The Secretary shall keep all minutes of the meetings of  the Board of Directors and also the minutes of the meetings of the shareholders; and such person shall attend to the giving and serving of all notices of the Corporation and shall affix the seal of the Corporation to all certificates of stock, when signed and countersigned by the duly authorized officers; such person may sign certificates for shares of stock of the Corporation; such person may sign or countersign all checks, drafts and orders for payment of money; such person shall have charge of the certificate book and such other books and papers as the Board may direct; such person shall keep a stock book containing the names alphabetically arranged of all persons who are shareholders of  the Corporation, showing their places of residence, the number of shares of stock held by them respectively, the time when they respectively became the owners thereof, and the amount paid therefor, and the Secretary shall, in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to such person by the President or by the Board of Directors.

SECTION 9. Other Officers. The Board of Directors may authorize and empower other persons or other officers appointed by it to perform the duties and functions of the officers specifically designated above by special resolution in each case.

SECTION 10. Assistant Treasurer(s) and Assistant Secretary(ies). The Assistant Treasurer(s) shall respectively, as may be required by the Board of Directors, give bonds for the faithful discharge of their duties, in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretary(ies) as thereunto authorized by the Board of Directors may sign with the President or Vice President certificates for shares of the capital stock of the Corporation, the issue of which shall have been authorized by resolution of the Board of Directors. The Assistant Treasurer(s) and Assistant Secretary(ies) shall in general, perform such duties as may be assigned to them by the Treasurer or the Secretary, respectively, or by the President or by the Board of Directors.

ARTICLE V

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Except as may be hereinabove stated otherwise, the Corporation shall indemnify all of its officers and directors, past, present and future, against any and all expenses incurred by them and each of them including but not limited to legal fees, judgment and penalties which may be incurred, rendered or levied in any legal action brought against any or all of them for or on account of any act or omission alleged to have been committed while acting within the scope of their duties as officers or directors of this Corporation.

ARTICLE VI

CONTRACTS, LOANS CHECKS AND DEPOSITS

SECTION I. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

SECTION 2. Loans. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by the Board of Directors or approved by a loan committee appointed by the Board of Directors and charged with the duty of supervising investments. Such committee authority may be general or confined to specific instances.

SECTION 3. Checks, Drafts, Etc. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolutions of the Board of Directors.

SECTION 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

ARTICLE VII

 CAPITAL STOCK

SECTION 1. Certificates for Shares. Certificates for shares of stock of the Corporation shall be in such form as shall be approved by the incorporators or by the Board of Directors. The certificates shall be numbered in the order of their issue, shall be signed by the President or the Vice President and by the Secretary or the Treasurer, or by such other person or officers as may be designated by the Board of Directors; and the seal of the Corporation shall be affixed thereto, with such signatures of such duly designated officers and of the seal of the Corporation. Every certificate authenticated by a facsimile of such signatures and seal must be countersigned by a transfer agent to be appointed by the Board of Directors, before issuance.

SECTION 2. Transfer of Stock. Shares of the stock (Common Stock and Preferred Stock) of the Corporation may be transferred by the delivery of the certificate accompanied either by an assignment in writing on the back of the certificate or by written power of attorney to sell, assign, and transfer the same on the books of the Corporation, signed by the person appearing by the certificate to be  the owner of the shares represented thereby, together with all necessary transferable items on the books of the Corporation upon surrender thereof so signed or endorsed. When the Board of Directors in its discretion deems it to be in the Corporation's interests to do so, the signature of the person seeking to transfer stock shall be guaranteed by a recognizable financial institution such as a bank or stock brokerage firm. The person registered on the books of the Corporation as the owner of any shares of stock shall be entitled to all the rights of ownership with respect to such shares.

SECTION 3. Regulations. The Board of Directors may make such rules and regulations as it may deem expedient not inconsistent with the Bylaws or with the Articles of Incorporation, concerning the issue, transfer and registration of certificates for shares of stock of the Corporation. It may appoint a transfer agent or a registrar of transfers, or both, and it may require all certificates to bear the signature of either or both.

SECTION 4. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates thereto issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate of stock to be lost or destroyed. When authorized to issue such new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum as it may direct as an indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

ARTICLE VIII

DIVIDEND

SECTION 1. Holder of Record. The Corporation shall be entitled to treat the holder of any share or shares of stock as the holder in fact thereof, and accordingly, shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of Nevada.

SECTION 2. Declaration of Dividends. Dividends on the capital stock (Common Stock and Preferred Stock) of the Corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law.

SECTION 3. Closure of Transfer Books. The Board of Directors may close the transfer books in its discretion for a period not exceeding fifteen (15) days preceding the date fixed for holding any meeting, annual, or special, of the shareholders, or the day appointed for the payment of a dividend.

SECTION 4. Allocation of Funds. Before payment of any dividend or making any distribution of profits, there may be set aside out of funds of the Corporation available for dividends, such sum or sums as the Directors may from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any such other purpose as the directors shall think conducive to the interests of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE IX

SEAL

[Omitted]

ARTICLE X

WAIVER OF NOTICE

Whenever any notice whatever is required to be given under the provisions of these Bylaws, or under the Laws of the State of Nevada, or under the provisions of the Articles of Incorporation, a waiver in writing signed by the person or person entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE XI

AMENDMENTS

These Bylaws may be altered, amended or repealed and new Bylaws may be adopted at any regular or special meeting of the shareholders by a vote of the shareholders owning a simple majority of the shares and entitled to vote thereat. These Bylaws may also be altered, amended or repealed and new Bylaws may be adopted at any regular or special meeting of the Board of Directors of the Corporation (if notice of such alteration or repeal be contained in the notice of such special meeting) by a majority vote of the directors present at the meeting at which a quorum is present, but any such amendment shall not be inconsistent with or contrary to the provision of any amendment adopted by the shareholders.

Whenever it shall be necessary to interpret these Bylaws, any masculine, feminine and neuter personal pronouns shall be construed interchangeably, and the singular shall include the plural and the singular.

THE UNDERSIGNED, being the Secretary of Amanasu Technologies Corporation, a Nevada corporation, hereby acknowledges that the above and foregoing Bylaws were duly adopted as the Bylaws of said Corporation on the 30th day of May 2001.

IN WITNESS WHEREOF, I have hereunto subscribed my name this 30th day of May, 2001.

Peter Khean

Secretary

#

EXHIBIT 10(i)

LICENSE    AGREEMENT

This Agreement is made and is effective this 10th day of  February, 2000.

BETWEEN :

YASUNORI  TAKAHASHI, whose address is #206, 5-14-1 Minamihzabu,  Minatoku, Tokyo, Japan.

( hereinafter called “ Licensor #1 ” ),        of the First Part,

AND:

YOSHIAKI  TAKAHASHI , whose address is Room 206, Arisukawa Residence, 14- 1, 5 chome, Minatoku, Tokyo, Japan.

( hereinafter called “ Licensor #2 ” ),         of the Second Part,

AND :

Y.T MAGNET CORPORATION, whose address is #903 Domil Minamiaoyama, 6- 7- 5, Minamiaoyama, Minatoku, Tokyo, Japan

( hereinafter called “ Licensor # 3 ”),            of the Third Part,

AND :

FAMILY CORPORATION, with its business office at Ark Towers, 1-3-40 Roppongi, Minato –ku, Tokyo, Japan.

( hereinafter called “ Licensee ” ),          of the Fourth Part

WHEREAS

Certain inventions, generally characterized as (a) the Permanent Magnet, and (b) the Power Generating Electric Motor ( summarized as the Technologies and Products – see Definition in Section 1 ) were patented under the name of  Licensor # 2. Licensor # 2 may assign the above described inventions to Licensor # 3.

AND WHEREAS Licensee will be establishing production and marketing centers throughout the world for the production and marketing of such Products from the Technologies.

AND WHEREAS Licensor #1, #2 and # 3 ( hereafter referred to as the Licensors ) and Licensee have subject to the terms and conditions set forth in this Agreement, agreed to the licensing of the Technologies for the production and marketing of the Products from the Technologies on an exclusive basis throughout the world.

NOW THEREFORE this Agreement witnesses that in consideration of the premises hereto and covenants and agreements hereinafter contained, the parties hereto covenant and agree to each other as follows :

SECTION    1  -  DEFINITIONS

1.00     Technologies relates to,

(a)

Permanent Magnet. USA Patent # 5,840,133 dated Nov.24, 1998. It is a permanent magnet of a magnetically anisotropic sinter based on Fe –Mn- R, R representing one or more rare elements which is inexpensive and superior in the low temperature characteristic and which consists on the basis of atomic percent of 5- 35% of one or more rare earth elements R selected among Yb, Er, Tm and Lu. 1- 25% of Mn and the rest of substantially of Fe, characterized in that a part of Fe is replaced by 50 atom % or less ( excluding zero % ) based on the entire alloy structure of Co.

(b) Power Generating Electric Motor USA Patent # 5,861,693 dated Jan.19,1999 and Canadian Patent Pending. A power generating electric motor (1) which is very excellent in energy efficiency and capable of taking out an electric energy for a prolonged period of time, which motor comprises a rotor (2) made of a permanent magnet; an armature (11) disposed coaxially with the rotor (2) with an air gap there between and comprising a suitable number of field cores (13) provided each with a field coil 12); and a brushless control circuit, characterized by a high Bhmax  permanent magnet (8) disposed inside the base portion of each magnet pole (5) of the rotor (2) and an induction coil (15) for the electric power generation disposed adjacent each of the field coils (12) of the armature (11).

The Technologies described above and “ Patent / Patent Rights ” means the patent rights to any subject matter claimed in or covered in the United States and Canadian patent applications that have been assigned to Licensor or, any containing applications thereof, any patents issuing on said applications or continuing applications including re-issue, improvement and any corresponding  foreign patents or patent applications  and other related technology know how, intellectual property, trade secrets whether patentable or not now or in the future developed by Licensors.

1.01   “Licensed Products ” means any manner of chemical or other derivative that is    covered by the Technologies and/or Patent/Patent Rights, or whose use constitute but for this license granted to Licensee pursuant to this Agreement, an infringement of any claim within the Patent/Patent Rights or unauthorized use of the Technologies, trade secrets or know how of Licensors.

a.1

“ Licensed Method ” means any method that is covered by the Technologies and/or Patent/Patent Rights, Patent application or whose use or practice would constitute but for this license granted to Licensee pursuant to this Agreement, an infringement of the Patent/Patent Rights or unauthorized use of the Technologies, intellectual property, trade secrets or know how of Licensors.

1.03

“ Sub-license ” means the right to enter into agreements with third parties to assign all or part of this Agreement without further permission from Licensors.

1.04

“ Gross Receipts ” means the total of the gross invoice prices of Licensee’s Products without any deductions and allowances for discounts, tariff, duties, excise taxes, transportation charges, credits to customers for rejected Products, etc. In relation to Licensed Method means any amount received or receivable by Licensee for the sale and or use from Third Parties of the right to practice “ Licensed Method ”.

1.05

“ Third Parties ” means any person, corporation or entity recognized by law that is dealing at arms length.

SECTION    2  -  GRANT  OF  LICENSES

2.00

Subject to the conditions of this Agreement, Licensors grants to Licensee the exclusive right to use the Technologies to make, have made, use and sell the Licensed Products and practice Licensed Method on an exclusive basis world wide.

2.01

It is understood that Licensee shall have the right to issue sub-licenses to Third Parties on such terms and conditions as Licensee in its discretion may bona-fide determine without further permission from Licensors.

2.02

To the extent applicable, such sub-licenses shall include all the rights of and obligations due to Licensors that are contained in this Agreement.

SECTION   3  -  ROYALTY

3.00

Licensee is to pay Licensors a royalty equal to two ( 2n ) percent of Licensee’s Gross Receipts from Licensed Products or Licensed method payable to Licensors, within sixty (90) days upon receipt of royalty by Licensee or from Sub-licensees.

a.1

All monies due to Licensors shall be payable in U.S. funds. The earned royalties will be determined in the foreign currency of the country in which such are made and converted into equivalent U.S. funds, and remitted likewise.

a.2

If at any time legal restrictions prevent the prompt remittance of any or all of the royalties by Licensee with respect to any country of sale, Licensee shall have the right and option to make such payment by depositing the amount thereof in local currency at Licensors’ accounts in a bank or other depository in such country.

SECTION    4  -  REPRESENTATIONS, WARRANTIES  AND  COVENANTS  OF

                            LICENSORS

4.00

Licensors hereby represent and warrant to, and covenants with Licensee, now and during the term of this Agreement that ;

(a)

Licensors have the sole and exclusive right to grant the rights, licenses and authorities granted to Licensee herein and it is the sole and exclusive owner of all Patent/Patent Rights.

(b)

The licenses herein granted are unencumbered by any lien, mortgage, prior assignment, charge, other encumbrance, commitment or interest of any other person.

(c)

Licensors will not directly or indirectly enter into, negotiate or solicit any agreement or arrangement for the creation or imposition of any encumbrance or restriction of any nature which may be inconsistent with the rights, licenses and authorities granted to Licensee herein.

(d)

To the best of Licensors’ knowledge, the claims for the Technologies and/or Patent/Patent Rights, do not infringe any Canadian or U.S. patents or patent applications of any other party.

(e)

Licensors have the power and capacity to enter into this Agreement and carry out its terms to the full extent.

(f)

Licensors will not disclose to any person other than the legal advisors of the parties hereto, any information pertaining to Licensee or this Agreement that has not been generally disclosed to the public.

4.01

Licensors will to their best ability assist the Licensee in all matters pertaining to the Technologies and in all technical matters concerning the production and repair of the final Products from the Technologies mentioned above. Such technical assistance will be given by Licensors at no extra cost other than what is stated in this Agreement, for a minimum period of ten (10) years from date of Agreement.

4.02

In the event that Licensors do make improvements and/or new enhancements to the above described Technologies, Licensors will license the same to Licensee at no extra cost, and such additional license will expire the same period as this Agreement.

SECTION    5  -  LICENSEE’S   OBLIGATIONS

5.00

Licensee shall keep books and records showing all Licensed Products and License Method used and/or sold under the terms of this Agreement. Such records shall be open for inspection by representatives or agents of Licensors at reasonable times.

5.01

Licensee shall at all times diligently proceed with the manufacture and sale of Licensed Products and Licensed Method and shall earnestly and diligently  market same and in quantities sufficient to meet market demands.

Licensee shall be entitled to exercise prudent and reasonable business judgment in meeting its due diligent obligations.

a.1

Licensee covenants and agrees that during the life of this Agreement it shall :

(a)

In the manufacturing of the Licensed Products, contract/ employ or cause to be employed, those persons or contractors who have the necessary skills, care and experience to manufacture the Licensed Products, to a reliability and safety standards that are established by Licensors.

(b)

Conduct product testing both prior to and after commercial production to ensure the reliability and safety of the Licensed Products and Licensed Method, and shall furnish Licensors with results of such testing.

(c)

In the manufacturing of Licensed Products it shall use only those parts and materials that meet or exceed the specification established by Licensors.

(d)

At all reasonable times and on reasonable notice, permit Licensors and/or authorized representatives of Licensors to inspect any facilities in which any parts or materials are manufactured.

(e)

Properly report to Licensors any occurrence involving the use of Licensed Products or Licensed Method that in the reasonable judgment of Licensee may give rise to a claim against the License, Licensors or any user of Licensed Products or Licensed Method. It shall continue to keep Licensors abreast of any subsequent report, investigation, inquest or legal proceeding arising therefrom.

(f)

Comply with the patent, and all applicable laws, regulations, decrees or requirements of those countries in which Licensed Product is sold or Licensed method is practiced.

(g)

Licensee may sub-license this Agreement to a North American company that will be taken public. Licensee will ensure that Licensor #1 will receive a total of 1,000,000 fully paid and non assessable common shares of such a company.

As well, Licensor #1 will be reimbursed a sum of  US$160,000 as part of the cost of assigning this Agreement.

SECTION   6   -  LIFE  OF  AGREEMENT

6.00

Unless otherwise terminated by operation of law or acts of the parts in accordance with the terms of this Agreement, this Agreement shall be in force from the effective date recited on page one, and shall remain in effect for thirty (30) years.

SECTION    7  -  TERMINATION  BY  LICENSORS

7.00

If Licensee should violate or fail to perform any term or covenant of this Agreement, then Licensors may give written notice of such default ( Notice of Default ) to Licensee. If Licensee shall fail to repair such default within ninety days of the effective date of such notice, Licensors shall have the right to terminate this Agreement and the Licenses herein, by a second written Notice ( Notice of Termination ) to Licensee.

If Notice of Termination is sent to Licensee, this Agreement shall automatically terminate on the effective date of such Notice. Such termination should not relieve Licensee of its obligation to pay any royalty at the time of such termination and shall not impair any accrued right of Licensors.

SECTION   8  -  TERMINATION  BY  LICENSEE

8.00

Licensee shall have the right to terminate this Agreement by giving notice in writing to Licensors. Such notice of termination of this Agreement shall be effective ninety (90) days from the effective date of such notice.

8.01

Any termination pursuant to the above paragraph, shall not relieve Licensee of any obligation or liability accrued hereunder prior to such termination or rescind anything done by Licensee or any payments made to Licensors hereunder prior to the time such termination became effective, and such termination shall effect in any manner any rights of Licensors arising under this Agreement prior to such termination. Furthermore, upon termination of Licensee, all rights of Licensee hereunder shall be surrendered effective upon such date that termination becomes effective.

SECTION   9  -  PATENT  PROSECUTION  AND  MAINTENANCE

9.00

The following sub-sections will only be applicable, if and when, Patent(s) are applied for, at the sole discretion of Licensors.

9.01

Licensors shall diligently prosecute and maintain the United States and Canadian Patents comprising Licensor’s Patent Rights using counsel of its choice. Licensors shall provide Licensee with copies of all relevant documentation so that Licensee may be informed and apprised of the continuing prosecution. Licensee agrees to keep this documentation confidential and shall at the request of Licensee, apply for patent protection in any country that Licensee markets the Licensed Products and Licensed Method.

9.02

Licensors shall use all reasonable efforts to amend any Patent application to include claims reasonably requested by licensee to protect the products contemplated to be sold under this Agreement.

a.1

Licensors shall co-operate with Licensee in applying for an extension of the term of any Patent included with Licensor’s Patent Rights. Licensor agrees to execute such documents and take such additional action as Licensee may reasonably    request in connection therewith.

a.2

The cost of preparing, filing, prosecuting and maintaining all Patent applications contemplated by this agreement, shall be borne by Licensors.

SECTION    10 -  PATENT / PATENT  RIGHTS  INFRINGEMENT

10.00

In the event that Licensee shall learn of substantial infringement of any Patent /Patent Rights licensed under this Agreement, Licensee shall notify Licensors in writing and shall provide Licensors with reasonable evidence of such infringement.

Both parties shall use their best efforts in co-operation with each other to terminate such infringement without litigation.

10.01

Licensee may request that Licensors take legal action against the infringement of Licensors’ Patent/Patent Rights. Such request shall be made in writing and shall include reasonable evidence of such infringement and damages to Licensee. If the infringing activity has not been abated within thirty (30) days following the effective date of such request, Licensors shall have the right to :

-

commence legal suit on their own account; or

-

refuse to participate in such suit, and Licensors shall give notice of its election in writing to Licensee by the end of the ninetieth (90th) day after receiving notice of such request from Licensee. Licensee may thereafter bring suit for patent infringement if and only if Licensors elects not to commence legal suit ( other than as nominal party plaintiff ), and if the infringement occurred during the period.

However, in the event Licensee elects to bring legal suit in accordance with this paragraph, Licensors may thereafter join such legal suit at its own expense.

a.1

Such legal action is decided upon shall be at the expense of the party on account of whom suit is brought, and all recoveries recovered thereby, shall belong to such party, provided, however, that legal action brought jointly by Licensee and fully participated in by both, shall be at the joint expense of the parties, and all recoveries shall be shared jointly by them in proportion to the share of expense paid by each party.

a.2

Each party agrees to co-operate with the other in litigation proceedings instituted hereunder but at the expense of the party on account of whom suit is brought. Such litigation shall be controlled by the party bringing the suit, except that Licensors may be represented by counsel of their choice pursuant to Licensor’s determination in any suit brought by Licensee.

SECTION    11 -  COMMON  COVENANTS  OF  LICENSORS  AND  LICENSEE

11.00

Governing Law & Submission to Jurisdiction

This Agreement shall be interpreted and construed in accordance with the laws of Nevada of the United States, and the parties hereto submit to the jurisdiction of the Courts of Nevada, but the scope of any patent or patent applicable shall be governed by the applicable laws of the country of such patent or patent application.

11.01

Conformity with Local Laws

Any provision or provisions of this Agreement which in any way contravene the law of any State or Country in which this Agreement is effective, shall in such State or Country, to the extent of such contravention of law, be deemed severable and shall not affect any provision or provisions of this Agreement.

The parties shall each at its own expense in its own countries, take such steps as may be required to satisfy the laws and requirements of the respective countries with respect to declaring, recording, or otherwise rendering this Agreement valid.

a.1

Arbitration

Both parties shall act in good faith and utilize their best efforts to resolve any dispute, controversy or difference arising in connection with this Agreement, to their mutual satisfaction.

All disputes, controversies or differences arising in connection which are not resolved mutually, shall be finally settled by arbitration under the Rules of Conciliation and Arbitration of the International Chamber of Commerce, by a panel of three arbitrators each of whom shall speak fluent English and shall be appointed in accordance with the said Rules. Any award made by the arbitrators shall be made as promptly as possible and shall state the reasons for their decisions taking into account all aspects of the dispute, controversy or difference.

Any such arbitration shall be held in Nevada. The laws to be applied by the arbitrators shall be the laws of the United States. The decision of the arbitrators shall be final and binding on both parties. Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction or application may be made to such court for a judicial acceptance of the award, and an order of enforcement as the case may be. Such an arbitration shall be a condition precedent to the institution of any such suit, claim, action or other legal proceeding arising in connection with this Agreement.

a.2

Notice

Any notice, consent, request, demand or other communication required or permitted to be given or delivered under this Agreement, shall be in writing and delivered by registered mail, facsimile or telegram, addressed to the party at its address first set out above. Each notice shall be deemed to have been received upon delivery to the addressee, provided that such notice shall be deemed to have been received upon expiration of 12 days from the date of mailing, or within 24 hours if sent by facsimile or telegram.

a.3

Assignment and Succession

Licensee can assign or transfer this Agreement or any of its rights or the performance of its obligations under this Agreement, without the prior written consent of Licensors. All rights and obligations of the parties shall be binding upon and shall endure to the benefit of their respective successors and permitted assigns.

a.4

Entire Agreement

This Agreement constitute the entire agreement between the parties hereto relating to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussion, whether oral or written, of the parties, and there are no general or specific warranties, representations or other agreements by or among the parties in connection with the entering of this Agreement or the subject matter hereof except as specifically set forth herein.

a.5

Unenforceable terms

If any term, covenant or condition of this Agreement or the application thereof to any party or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement or application of such term, covenant or condition to a party or circumstance other than those to which it is held invalid or unenforceable, shall not be affected thereby and each remaining term, covenant or condition of this Agreement, shall be valid and shall be enforceable to the fullest extent permitted by law.

a.6

Counterparts

This Agreement may be executed in several counterparts, each of which when so executed, shall be deemed to be an original and such counterparts shall constitute one and the same instrument and notwithstanding their date of execution, shall be deemed to bear date as of the date of this Agreement.

a.7

Force Majeure

The parties to this Agreement shall be excused from any performance required hereunder if such performance is rendered impossible or unfeasible due to any catastrophes or other major events beyond their reasonable control, including, without limitation, war, riot, and insurrection, laws, proclamations, edicts, ordinances or regulations; strikes, lock-outs or other serious labour disputes; and

floods, fires, explosions, or other natural disasters. When such events have abated, the parties’ respective obligations hereunder shall resume.

a.8

Waiver

No provision of this Agreement shall be waived and no breach excused, unless such waiver or consent excusing the breach shall be in writing signed by the party to be charged with such waiver or consent. A waiver of a provision of this Agreement shall not be construed to be a waiver of a further breach.

All rights, remedies, and benefits contained in this Agreement shall be cumulative and none of them shall be a limitation or exclusion of any other remedy, right, or benefit provided by this Agreement or by law.

IN  WITNESS  WHEREOF  the parties hereby executed this Agreement as of the day, month and year first above written.

Signed, Sealed and Delivered             )

by  Lessor# 1 and 2  in the presence of :            )

                                                            )                     /s/ Yasunori  Takahashi

_________________________          )                     YASUNORI  TAKAHASHI

Witness                                               )

_________________________          )

Address                                               )

_________________________          )                     /s/ Yoshiaki  Takahashi

Address                                               )                      YOSHIAKI  TAKAHASHI

Signed, Sealed and Delivered             )

by  Lessor# 3  in the presence of :            )             YT MAGNET CORPORATION

                                                            )                     /s/ Yasunori  Takahashi

_________________________          )

Witness                                               )

_________________________          )

Address                                               )

Signed, Sealed and Delivered             )

by  Lessee  in the presence of :            )                     FAMILY CORPORATION

                                                            )                     /s/ Atsushi Maki

_________________________          )

Witness                                               )

_________________________          )

Address                                               )

EXHIBIT 10(ii)

AGREEMENT

This Agreement is made the 10th day of  March, 2000.

BETWEEN :

FAMILY   CORPORATION, a Japanese company having its business office at Ark Towers, 1- 3 - 40, Roppongi, Minato - ku, Tokyo, Japan

( hereinafter called “ FAMILY ” ),

AND        :

GENESIS WATER TECHNOLOGIES INC., a Nevada company with its   business office at 916 west Broadway, Suite 777, Vancouver, B.C., Canada.

( hereinafter called “ GENESIS  ” ).

WHEREAS  FAMILY has the exclusive licensing rights to the production and marketing of an extremely and unique (a) Permanent Magnet and state of the art (b) Power Generating Electric Motor ( known as the Technologies and described in Section 1 - Definition ) for the whole world ( the “ Territory ” ), pursuant to a License Agreement, dated February 20, 2000, signed between Family and the inventors.

AND  WHEREAS GENESIS ( hereafter referred to as the Company ) is desirous of obtaining an exclusive sub- license to the rights of such Technologies for the production and marketing of the products, throughout  the world.

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

SECTION    1  - DEFINITIONS

1.00    “ Territory ” shall mean the whole world.

1.01

“ Technologies ” means the following patented  inventions :

#

 (a) Permanent Magnet. USA Patent # 5,840,133 dated Nov.24, 1998. It is a permanent magnet of a magnetically anisotropic sinter based on Fe –Mn- R, R representing one or more rare elements which is inexpensive and superior in the low temperature characteristic and which consists on the basis of atomic percent of 5- 35% of one or more rare earth elements R selected among Yb, Er, Tm and Lu. 1- 25% of Mn and the rest of substantially of Fe, characterized in that a part of Fe is replaced by 50 atom % or less ( excluding zero % ) based on the entire alloy structure of Co.

(b) Power Generating Electric Motor USA Patent # 5,861,693 dated Jan.19,1999 and Canadian Patent Pending. A power generating electric motor (1) which is very excellent in energy efficiency and capable of taking out an electric energy for a prolonged period of time, which motor comprises a rotor (2) made of a permanent magnet; an armature (11) disposed coaxially with the rotor (2) with an air gap there between and comprising a suitable number of field cores (13) provided each with a field coil 12); and a brushless control circuit, characterized by a high Bhmax  permanent magnet (8) disposed inside the base portion of each magnet pole (5) of the rotor (2) and an induction coil (15) for the electric power generation disposed adjacent each of the field coils (12) of the armature (11).

1.02

“ Dollars ” shall mean US Currency.

SECTION   2   -  SCOPE   OF   THE   AGREEMENT

2.00

Pursuant to a License Agreement signed between Family Corporation and the inventors, dated February 10, 2000, Family Corporation has the exclusive licensing rights to the production and marketing of the Technology on a world wide basis.

The essence of this agreement is the sub-licensing of the above described Agreement and its Technology ( Power Generating Electric Motor ) by Family Corporation to the Company.

SECTION   3  -   OBLIGATIONS   OF   FAMILY

3.00    FAMILY  will assist the Company to liase with the inventors of the Technology, in all matters concerning the Technology, including technical assistance matters.

3.01

FAMILY is responsible for all associated expenses ( travelling, etc. ) until this Agreement is signed.

a.1

FAMILY will assist the Company  to source funding for the Company’s operations.

a.2

SECTION   4  - OBLIGATIONS  OF GENESIS

4.00

Upon  the signing of this Agreement, the Company will perform the following :

(a) Issue to FAMILY a total of seventeen million (17,000,000) fully paid and non      assessable common shares of the Company within 30 days of signing this        Agreement.

(b) FAMILY will have the option to purchase forty million (20,000,000) common shares of the Company at a unit price of $0.02, which equates to $400,000 in total funds. This option will expire on October 30, 2001.

(c) The Company allot upon signing of this Agreement, a total of three million three hundred and fifty thousand (3,350,000) fully paid and non assessable common shares of the Company. Such shares are to be issued to the following before the end of December 2001.

                  - Atsushi Maki                  2,700,000

      - Tokuo Goshima                 100,000

                  - Michiaki Iwasaka                50,000

                  - Yamaguchi Takahashi       500,000

            (d) The Company allot and issue before the year end, the following common shares for marketing services performed by three people, namely,

      - Wanxuan Lei      1,000,000

                  - Shiying Lei         1,000,000

                  - Jufang Zhang      1,000,000

a.1

The Company will also reimburse FAMILY the sum of US$160,000 as settlement towards the exclusive worldwide sub - licensing of the Technology. This payment shall be made on or before December 31, 2001.

4.02

As Sub- Licensee, the Company shall abide strictly with all the terms and conditions of the License Agreement, dated February 10, 2000, signed between Family Corporation and the inventors, included as Exhibit A, which is an integral part of this agreement.

SECTION    5  -  CONFORMITY   WITH   LOCAL   LAWS

5.00

Any provision or provisions of this agreement which in any way contravene the law of any State or Country in which this agreement is effective, shall in such State or Country, respect to declaring, to the extent of such contravention of law, be deemed severable and shall not affect any provision or provisions of this agreement.

5.01

The parties shall each at its own expense in its own countries, take such steps as may be required to satisfy the laws and requirements of the respective countries with recording, or otherwise rendering this agreement valid.

SECTION    6   -   NOTICE

6.00

Any notice, consent, request, demand or other communication required or permitted to be given or delivered under this agreement shall be given in writing and delivered by person, be registered mail, or by facsimile or telegram, addressed to the party at its address first set out above. Each notice shall be deemed to have been received upon delivery to the addressee, provided that if not delivered in person, such notice shall be deemed to have been received upon expiration of 12 days from the date of mailing, or within 24 hours if sent by facsimile or telegram.

SECTION    7   - CONFIDENTIALITY

7.00

Both parties shall keep in strict confidence from all third parties, excluding their respective affiliates, all matters concerning the business and transactions undertaken pursuant to this agreement, except as necessary to carry out the intent of this agreement.

SECTION    8  -     TERM

8.00    This agreement shall be in effect for  30 ( thirty years ), unless terminated earlier by non compliance with the terms and conditions of the License Agreement made between Family Corporation and the inventors of the Technology ( Licensors ).

- Please refer to Exhibit A for details.

SECTION     9   -   ENTIRE   AGREEMENT

9.00

This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter herein and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions among the parties, written or otherwise. No supplement, modification or waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound.

IN WITNESS WHEREOF, the parties have caused this Agreement to be effective all as of the date set forth above.

Signed, Sealed and Delivered by

FAMILY  in the presence of :                  FAMILY   CORPORATION

                                                                 /s/ Atsushi Maki

Signed, Sealed and Delivered by

GENESIS in the presence of :            GENESIS WATER TECHNOLOGIES INC.

                                                            /s/ Peter Khean